QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Adobe Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Adobe Systems Incorporated
345 Park Avenue
San Jose, California 95110-2704

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 28, 2005

Dear Stockholders:

        You are cordially invited to attend our 2005 Annual Meeting of Stockholders to be held on April 28, 2005 at 3:00 p.m. at Adobe's headquarters located at 321 Park Avenue, San Jose, California 95110 in the East Tower. We are holding the meeting to:

  1.
  Elect four Class II members of the Board of Directors to serve for a two-year term;

  2.
  Approve an amendment to the 2003 Equity Incentive Plan increasing the share reserve thereunder by 8,000,000 shares;

  3.
  Approve an amendment to the 1996 Outside Directors' Stock Option Plan increasing the share reserve thereunder by 400,000 shares;

  4.
  Consider and vote on two separate stockholder proposals, each as described in the attached proxy statement;

  5.
  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on December 2, 2005; and

  6.
  Transact any other business that may properly come before the meeting.

        If you owned Adobe common stock at the close of business on Tuesday, March 1, 2005, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by telephone or by using the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in San Jose for the ten days prior to the meeting for any purpose related to the meeting.

        We look forward to seeing you at the meeting.

Sincerely,

Karen O. Cottle Senior Vice President, General Counsel & Secretary

March 14, 2005
San Jose, California

As promptly as possible, please vote by telephone or by using the Internet as instructed on the enclosed proxy card or complete, sign and date the proxy card and return it in the enclosed postage-paid envelope.

ADOBE SYSTEMS INCORPORATED

Proxy Statement
for
Annual Meeting of Stockholders
To Be Held April 28, 2005

i

ADOBE SYSTEMS INCORPORATED

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

        Our Board of Directors is soliciting proxies for the Annual Meeting of Stockholders to be held April 28, 2005. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        Voting materials, which include the proxy statement, proxy card and 2004 Annual Report to Stockholders, will be mailed to stockholders on or about March 14, 2005. Our principal executive offices are located at 345 Park Avenue, San Jose, California 95110. Our telephone number is (408) 536-6000.

        Adobe will bear the expense of soliciting proxies. In addition to these mailed proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may also solicit proxies in person, by telephone, or by other means of communication. We have also hired Innisfree M&A, Incorporated to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Innisfree a fee of $7,500 for its services and will reimburse Innisfree for reasonable out-of-pocket expenses, estimated at about $15,000. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?
A:
The Board set March 1, 2005, as the record date for the meeting. If you owned our common stock at the close of business on March 1, 2005 you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On March 1, 2005, 243,331,623 shares of our common stock were outstanding.
Q:	What is the quorum requirement for the meeting?
A:	A majority of Adobe's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.
Shares are counted as present at the meeting if you:
• are present and entitled to vote in person at the meeting; or
• have properly submitted a proxy card or voted by telephone or by using the Internet.
If you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.
Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?
A:	There are four Board proposals and two stockholder proposals scheduled to be voted on at the meeting:

•    Election of the four Class II members of the Board of Directors
•    Increase in the share reserve under the 2003 Equity Incentive Plan
•    Increase in the share reserve under the 1996 Outside Directors' Stock Option Plan
•    Stockholder proposal as described in this proxy statement
•    Stockholder proposal as described in this proxy statement
• Ratification of KPMG LLP as Adobe's independent registered public accounting firm
We will also consider other business that properly comes before the meeting.
Q:	How may I vote my shares in person at the meeting?
A:
If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareowner of record, and the proxy materials and proxy card are being sent directly to you by Adobe. As the shareowner of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. Since a beneficial owner is not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.
Q:	How can I vote my shares without attending the meeting?
A:
Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with your proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.
BY TELEPHONE OR THE INTERNET - If you have telephone or Internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card.

BY MAIL - You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.
Q:	How can I change my vote after I return my proxy card?
A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or by using the Internet (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.
Q:	Where can I find the voting results of the meeting?
A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2005.

PROPOSAL 1
ELECTION OF DIRECTORS

General

        We currently have nine members on our Board of Directors, which is divided into two classes (Class I and Class II) with alternating two-year terms. Proxy holders will vote for the four Class II nominees listed below to serve a two-year term ending in 2007. The accompanying proxy will be voted for the nominees to serve as directors unless you indicate to the contrary on the proxy card. The four Class II nominees receiving the most votes will be elected. Abstentions have no effect on the vote. The members of the Board who are Class I Directors will be up for election in 2006.

        Each of the nominees listed below is currently a director of Adobe who was previously elected by the stockholders. If any nominee is unable or declines to serve as a director, the current Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee. The term of each person elected as a Class II Director will continue until the Annual Meeting of Stockholders to be held in 2007 and until his or her successor has been elected and qualified, or until the director's death, resignation or removal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR ALL" NOMINEES

        The following tables set forth the name and age of each nominee and each director of Adobe whose term of office continues after the meeting, the principal occupation of each during the past five years, and the year each began serving as a director of Adobe:

Nominees for Election as Class II Directors for a Term Expiring in 2007

Name	Principal Occupation During Last Five Years	Age	Director Since
Carol Mills	Ms. Mills has been Executive Vice President and General Manager, Infrastructure Products Group, of Juniper Networks, Inc., a provider of networking and security solutions, since November 2004. Prior to joining Juniper Networks, Ms. Mills was an independent consultant from 2002 until November 2004. Ms. Mills was formerly the President and Chief Executive Officer of Acta Technology, Inc., a private data integration company that was acquired by Business Objects in late 2002. Prior to joining Acta in July 1998, Ms. Mills was the General Manager in the Enterprise Systems Division of Hewlett-Packard Company since 1992. From 1981 to 1992, Ms. Mills held several other general management and marketing management positions at Hewlett-Packard. Ms. Mills holds an M.B.A. from Harvard Business School and a B.A. from Smith College.	51	1998

Colleen M. Pouliot
	Ms. Pouliot has been engaged in the private practice of law since April 2002. Prior to her retirement from Adobe in April 2002, Ms. Pouliot served as Senior Vice President, Special Projects for the Chief Executive Officer from December 2001 to April 2002. From December 1997 to December 2001, Ms. Pouliot was Adobe's Senior Vice President and General Counsel. She joined Adobe in July 1988 as Associate General Counsel and became the Corporate Secretary in April 1989. In December 1990, she was promoted to General Counsel. In December 1992, she was promoted to Vice President and in December 1997, to Senior Vice President. Ms. Pouliot was an associate at the law firm of Ware & Freidenrich from November 1983 until July 1988. Ms. Pouliot holds a J.D. from University of California, Davis School of Law and a B.S. in Economics from Santa Clara University.	46	2001
Robert Sedgewick	Since 1985, Dr. Sedgewick has been a Professor of Computer Science at Princeton University, where he was the founding Chairman of the Department of Computer Science. He is the author of numerous research papers and a widely used series of textbooks on algorithms. Dr. Sedgewick holds a Ph.D. in Computer Science from Stanford University.	59	1990
John E. Warnock	Dr. Warnock was a founder of Adobe and has been our Chairman of the Board since April 1989. Since September 1997, he has shared the position of Chairman of the Board with Charles M. Geschke. Dr. Warnock served as Adobe's Chief Executive Officer from 1982 through December 2000. From December 2000 until his retirement in March 2001, Dr. Warnock served as Chief Technical Officer. Dr. Warnock is also a director of Knight Ridder, Inc., a media company, and Salon Media Group, Inc., a media company. Dr. Warnock holds a Ph.D. in Electrical Engineering from the University of Utah.	64	1983

Incumbent Class I Directors with a Term Expiring in 2006

Name	Principal Occupation During Last Five Years	Age	Director Since
Michael R. Cannon	Mr. Cannon is the President and Chief Executive Officer and a director of Solectron Corporation, an electronic manufacturing services company. Prior to joining Solectron in January 2003, Mr. Cannon was the President and Chief Executive Officer and director of Maxtor Corporation, a disk drive manufacturer, since July 1996. Mr. Cannon remains a director of Maxtor. He also serves as vice chairman of the Silicon Valley Manufacturing Group Board. Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at Harvard Business School.	52	2003
Bruce R. Chizen
	In April 2000, Mr. Chizen was promoted to President of Adobe and in December 2000, he also became Adobe's Chief Executive Officer and joined our Board of Directors in December 2000. In January 2005, Mr. Chizen relinquished the title of President, but remains as Adobe's Chief Executive Officer. Mr. Chizen joined Adobe upon the closing of the acquisition of Aldus in August 1994 as Vice President and General Manager, Consumer Products Division. In December 1997, he was promoted to Senior Vice President and General Manager, Graphic Products Division and in August 1998, Mr. Chizen was promoted to Executive Vice President, Products and Marketing. Prior to joining Adobe, Mr. Chizen was Vice President and General Manager, Consumer Division of Aldus Corporation from February 1994 to August 1994, and from November 1992 to February 1994, he was Vice President and General Manager, Claris Clear Choice for Claris Corp., a wholly-owned subsidiary of Apple Computer, Inc., a manufacturer of computers, digital music players and software. Mr. Chizen is also a director of Synopsys, Inc., an electronic design automation software company. Mr. Chizen holds a B.S. from Brooklyn College, City University of New York.	49	2000

James E. Daley
	Mr. Daley has been an independent consultant since July 2003. Prior to his retirement in July 2003 from Electronic Data Systems ("EDS"), an information technology service company, Mr. Daley served as Executive Vice President and Chief Financial Officer of EDS from March 1999 to February 2003 and Executive Vice President of Client Solutions, Global Sales and Marketing from February 2003 to July 2003. Before joining EDS, he had been with Price Waterhouse, L.L.P., an accounting firm, from 1963 until his retirement from the firm in 1998. During the period from 1988 to 1998, Mr. Daley served as the firm's Co-Chairman—Operations and Vice-Chairman—International. He was also a member of Price Waterhouse's Policy Board and Management Committee and a member of the World Firm's Policy Board and Management Committee. Mr. Daley is also a director of The Guardian Life Insurance Company of America. He holds a B.B.A. from Ohio University.	63	2001
Charles M. Geschke	Dr. Geschke was a founder of Adobe and has been our Chairman of the Board since September 1997, sharing that office with John E. Warnock. He was Adobe's Chief Operating Officer from December 1986 until July 1994. He served as Adobe's President from April 1989 until his retirement in April 2000. Dr. Geschke is also a director of Rambus Incorporated, a chip-to-chip interface solutions provider. Dr. Geschke holds a Ph.D. in Computer Science from Carnegie Mellon University.	66	1983
Delbert W. Yocam
	Mr. Yocam is an independent consultant. Mr. Yocam was Chairman of the Board and Chief Executive Officer of Borland Software Corporation, formerly Inprise Corporation, a software company, from December 1996 through April 1999. Prior to joining Borland, Mr. Yocam was an independent consultant from November 1994 through November 1996. From September 1992 until November 1994, he served as President and Chief Operating Officer and a director of Tektronix, Inc., a provider of test, measurement and monitoring solutions for mobile network operators and equipment manufacturers. Mr. Yocam is also a director of several privately-held technology companies. He holds an M.B.A. from California State University, Long Beach, and a B.A. in Business Administration from California State University, Fullerton.	61	1991

Independence of Directors

        As required under The Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board must qualify as "independent," as affirmatively determined by the Board. The Board consults with our legal counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Adobe, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that the majority of our Board is comprised of independent directors. Our independent directors include: Ms. Mills, Mr. Cannon, Mr. Daley, Dr. Geschke, Dr. Sedgewick, Dr. Warnock and Mr. Yocam.

Meetings of the Board and Committees

        The Board held 11 meetings and its four standing Committees collectively held a total of 35 meetings in fiscal 2004. Of the meetings held during the fiscal year, each director attended at least 75% of the meetings of the Board and Committees on which such director serves. The Board has an Audit Committee, Executive Compensation Committee, Investment Committee and Nominating and Governance Committee. We encourage members of the Board to attend our annual meetings. Eight of our Board members attended last year's meeting.

        The following table sets forth the four standing Committees of the Board, the members of each Committee during fiscal 2004 and the number of meetings held by the Board and the Committees:

Membership Roster

Name	Board	Audit	Executive Compensation	Investment	Nominating and Governance
Ms. Mills	X		X	X	X(1)
Mr. Cannon	X		X		X(2)
Mr. Chizen	X
Mr. Daley	X	X(1)			X
Dr. Geschke	X(1)			X
Ms. Pouliot	X			X
Dr. Sedgewick	X	X	X	X	X
Dr. Warnock	X(1)			X(1)
Mr. Yocam	X	X	X(1)	X	X
Number of meetings held in fiscal 2004	11	20	6	5	4

(1)
Denotes chairperson of respective Committee.

(2)
Mr. Cannon joined the Nominating and Governance Committee in September 2004.

        The Audit Committee's role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent registered public accounting firm, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent registered public accounting firm's audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial controls, reviewing our critical accounting policies and the application of accounting principles, monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law, establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and meeting to review Adobe's annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm. See "Report of the Audit Committee" contained in this proxy statement. Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission (the "SEC") for audit committee membership and is an "independent director" within the meaning of applicable Nasdaq listing standards. Each Audit Committee member meets the Nasdaq's financial knowledge requirements, and the Board of Directors has further determined that Mr. Daley (i) is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and (ii) also meets the Nasdaq's professional experience requirements. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq. A copy of the Audit Committee charter can be found on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

        The Executive Compensation Committee sets and administers the policies governing the annual compensation of executive officers, including cash compensation and equity incentive programs, and reviews and establishes annually the compensation of the Chief Executive Officer. See "Report of the Executive Compensation Committee" contained in this proxy statement. The Executive Compensation Committee also reviews and approves equity-based compensation grants to our non-officer employees and consultants, other than stock option grants to our non-officer employees, which are approved by a Management Committee currently consisting of our Chief Executive Officer and Senior Vice President, Human Resources. The members of the Executive Compensation Committee are all independent directors within the meaning of applicable Nasdaq listing standards. The Executive Compensation Committee acts pursuant to a written charter, a copy of which can be found on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

        The Investment Committee evaluates the advisability of Adobe's investing in outside-managed venture capital funds and direct investments by Adobe, focusing on startup companies in businesses strategically related to our markets and technology. The Investment Committee monitors the performance of our direct (non-partnership) investments and performs any tasks required in our role as a limited partner in our Adobe Ventures venture capital limited partnerships, which invest in early stage companies with innovative technologies.

        The Nominating and Governance Committee's primary purpose is to evaluate candidates for membership on the Board and make recommendations to the Board regarding candidates, make recommendations with respect to the composition of the Board and the Committees thereof, review and make recommendations regarding the functioning of the Board as an entity, recommend corporate governance principles applicable to Adobe and assist the Board in its reviews of the performance of the Board and each Committee. The Nominating and Governance Committee also reviews and approves all related-party transactions between Adobe and our executive officers and directors and reviews and evaluates our succession planning for senior management. The members of the Nominating and Governance Committee are all independent directors within the meaning of applicable Nasdaq listing standards. The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

        In carrying out its function to nominate candidates for election to the Board, the Nominating and Governance Committee consider the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board at that point in time. The Nominating and Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate's personal and professional life, have an understanding of elements relevant to the success of a publicly-traded company and have established a record of professional accomplishment in such candidate's chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the

Nominating and Governance Committee's judgment, interfere with or limit such candidate's ability to do so. Each candidate should also be prepared to represent the best interests of all of Adobe's stockholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director's past attendance at Board and Committee meetings and participation in and contributions to the activities of the Board. The Nominating and Governance Committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board meet the definition of "independent director" within the meaning of applicable Nasdaq listing standards.

        The Nominating and Governance Committee's methods for identifying candidates for election to the Board include the solicitation of ideas for possible candidates from a number of sources—members of the Board; our executives; individuals personally known to the members of the Board; and other research, including database and Internet searches. The Nominating and Governance Committee may also from time to time retain for a fee one or more third-party search firms to identify suitable candidates.

        Any Adobe stockholder may nominate one or more persons for election as a director of Adobe at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws. In addition, the notice must include any other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In order for the director nomination to be timely, a stockholder's notice to Adobe's Secretary must be delivered to our principal executive offices not later than November 14, 2005. Our Amended and Restated Bylaws specify additional requirements if stockholders wish to nominate directors at special meetings of stockholders.

        The Nominating and Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

Communications with the Board of Directors

        Any stockholder who desires to contact our Board or specific members of our Board may do so electronically by sending an email to the following address: directors@adobe.com. Alternatively, a stockholder can contact our Board or specific members of our Board by writing to: Stockholder Communications, Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110-2704 USA.

PROPOSAL 2
APPROVAL OF
INCREASE IN THE SHARE RESERVE
UNDER THE 2003 EQUITY INCENTIVE PLAN

        The Board of Directors approved the adoption of our 2003 Equity Incentive Plan (the "2003 Plan") in January 2003 and our stockholders approved such adoption in April 2003. The Board subsequently amended the 2003 Plan in December 2003 increasing the 2003 Plan's share reserve and the stockholders approved such amendment in April 2004.

        As of March 1, 2005, an aggregate of 7,722,644 shares of our common stock remained available for future grants under the 2003 Plan. The Board believes it important to the continued success of Adobe that we have available an adequate reserve of shares under the 2003 Plan for use in attracting, motivating and retaining qualified employees.

        On February 28, 2005, subject to stockholder approval, the Board increased by 8,000,000 the number of shares we are authorized to issue under the 2003 Plan. We intend to register the 8,000,000 share increase on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as is practicable after receiving stockholder approval.

Vote Required and Board Recommendation

        Approval of the amendment to the 2003 Plan requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Summary of 2003 Equity Incentive Plan Terms

        The following summary of the 2003 Plan is qualified in its entirety by the specific language of the 2003 Plan, a copy of which will be made available to you upon request.

        General.    The purpose of the 2003 Plan is to provide an incentive program that enables us to attract and retain employees and consultants upon whose judgment, interest and contributions we depend on for our success and to provide them with an equity interest in our success in order to motivate superior performance. We may provide these incentives through the grant of stock options, stock appreciation rights, stock purchase rights, stock bonuses, performance shares and performance units.

        Shares Subject to Plan.    If the stockholders approve this proposal to authorize an additional 8,000,000 shares for issuance under the 2003 Plan, the cumulative aggregate share authorization under our 2003 Plan will increase to 73,737,310 shares (the "Share Reserve"). However, the Share Reserve is reduced at any time by (i) the number of shares remaining subject to options outstanding under the 2003 Plan as well as our terminated 1994 Stock Option Plan and 1999 Equity Incentive Plan and (ii) the number of shares actually issued under the 2003 Plan and our terminated plans. Including the proposed 8,000,000 share increase, as of March 1, 2005 a total of 15,722,644 shares would be available for issuance under the 2003 Plan.

        The terms of the 2003 Plan restrict to 1,000,000 the maximum number of shares of stock that may be issued in the form of stock purchase rights, stock bonuses, performance shares or performance units. If any award granted under the 2003 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by Adobe for the participant's purchase price to effect a forfeiture of unvested shares upon termination of service, any such shares subject to a terminated or reacquired award will again become available for issuance under the 2003 Plan. Shares will not be treated as having been issued under the 2003 Plan and will therefore not reduce the number of shares available for grant to the extent an award (other than a stock appreciation right that may be settled in shares or cash) is settled in cash. The number of shares available for grant under the 2003 Plan will be reduced by the gross number of shares for which a stock appreciation right is exercised and settled in stock. Shares withheld in satisfaction of tax withholding obligations or tendered in payment of the exercise price of an option will not become available for issuance under the 2003 Plan. Appropriate adjustments will be made to the Share Reserve, to the other numerical limits on awards described in this proposal and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to you in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.

        Administration.    The 2003 Plan is administered by the Board and two committees appointed by the Board to administer the plan, specifically the Executive Compensation Committee and the Management Committee. The Management Committee, currently consisting of our Chief Executive Officer and Senior Vice President, Human Resources, is authorized by the Board to grant stock options to eligible participants who are not executive officers or consultants. All other awards to these participants will be granted by the Executive Compensation Committee. With respect to eligible participants who are executive officers or consultants, the 2003 Plan will be administered by the Executive Compensation Committee, which consists of at least two directors, each of whom is both a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). For purposes of this summary, the term "Committee" will refer to either such duly appointed committee or the Board. Subject to the provisions of the 2003 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations required by Section 162(m) and the express language in the 2003 Plan that prohibits repricing, amend, modify, extend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2003 Plan provides, subject to certain limitations, for indemnification by Adobe of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2003 Plan. The Committee may establish rules and policies for administration of the 2003 Plan and adopt one or more forms of agreement to evidence awards made under the 2003 Plan. The Committee interprets the 2003 Plan and any agreement used under the 2003 Plan, and all determinations of the Committee will be final and binding on all persons having an interest in the 2003 Plan or any award issued under the 2003 Plan.

        Prohibition of Option Repricing.    The 2003 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for either the cancellation of outstanding options in exchange for the grant of new options at a lower exercise price or the amendment of outstanding options to reduce the exercise price.

        Eligibility.    Under the 2003 Plan, we may grant awards to employees (including officers) and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, stock awards and performance awards to any eligible participant. As of March 1, 2005, we had a total of 3,995 employees, including 11 executive officers, who are eligible to participate in the 2003 Plan.

        Stock Options.    The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year options which, together with Freestanding SARs (as defined below), cover in the aggregate more than 2,000,000 shares.

        Each option granted under the 2003 Plan must be evidenced by an option agreement, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2003 Plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant. On March 1, 2005, the closing price of our common stock on the Nasdaq National Market was $62.34 per share.

        The 2003 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by means of a broker-assisted cashless exercise; to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee's surrender of a portion of the option shares to the Company.

        Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2003 Plan is eight years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. Subject to the term of the option, an option generally will remain exercisable for three months following the optionee's termination of service, except that if service terminates as a result of the optionee's death or disability, the option generally will remain exercisable for twelve months, or if service is terminated for cause, the option will terminate immediately. The Committee, in its discretion, may provide longer post-termination exercise periods, but in any event the option must be exercised no later than its expiration date. Options granted under the 2003 Plan generally provide that vesting will be accelerated by 12 months upon a participant's termination of service under an early retirement program, disability or death.

        Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the 2003 Plan may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement.

        Stock Appreciation Rights.    The committee may grant stock appreciation rights either in tandem with a related option (a "Tandem SAR") or independently of any option (a "Freestanding SAR"). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year Freestanding SARs which, together with options, cover in the aggregate more than 2,000,000 shares.

        Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Committee's discretion, we may make payment of this stock price appreciation in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount. We may make payment in a lump sum or we may defer payment in accordance with the terms of the participant's award agreement. The maximum term of any stock appreciation right granted under the 2003 Plan is eight years.

        Stock Awards.    Stock awards may be granted under the 2003 Plan in the form of either a stock bonus or a stock purchase right. The purchase price for shares issuable under each stock purchase right will be established by the Committee in its discretion and may be paid in cash, by check, in cash equivalent or by such other lawful consideration as approved by the Committee. No monetary payment is required for receipt of shares pursuant to a stock bonus, the consideration for which is services rendered by the participant, except that the participant must furnish consideration in the form of cash or past services rendered having a value not less than the par value of the shares acquired. Stock awards may be granted by the Committee subject to such restrictions for such periods as determined by the Committee and set forth in a written agreement between the Company and the participant, and the shares acquired pursuant to the award may not be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as the attainment of performance goals (see discussion under "Performance Awards" below) established by the Committee. Unless otherwise provided by the Committee, a participant will forfeit any shares acquired under a stock award as to which the restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will have the right to vote the shares and to receive all dividends and other distributions, except that any dividends or other distributions in shares will be subject to the same restrictions on transferability as the original award. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year stock awards for more than 100,000 shares subject to restrictions based on the attainment of performance goals.

        Performance Awards.    The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. We may settle performance awards to the extent earned in cash, shares of our common stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in our capital structure, for each fiscal year within the applicable performance period, we may not grant performance shares to any one employee that could result in the employee receiving more than 100,000 shares of common stock or performance units to any one employee that could result in the employee receiving more than $2,500,000. A participant may receive only one performance award with respect to any performance period.

        Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to each award. These goals will be based on the attainment of specified levels with respect to one or more measures of our business or financial performance and of each parent and subsidiary corporation consolidated with our results for financial reporting purposes, or such division or business unit of ours as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following measures: growth in revenue, growth in market price of our common stock, operating margin, gross margin, operating income, pre-tax profit, earnings before interest, taxes and depreciation, net income, total return on shares of our common stock relative to the increase in an appropriate index selected by the Committee, earnings per share, return on stockholder equity, return on net assets, expenses, return on capital, economic value added, market share, or cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

        Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a "covered employee" within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant's individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on our common stock. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

        Change in Control.    The Plan defines a "Change in Control" of the Company as any of the following events (or series of related events) in which the stockholders of the Company immediately prior to the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or the entity to which the assets of the Company were transferred: (i) the direct or indirect sale or exchange by the stockholders of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume all outstanding options and stock appreciation rights or substitute substantially equivalent options or rights for its stock. If the outstanding options and stock appreciation rights are not assumed or replaced, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vested in full. Any stock options or stock appreciation rights which are not assumed in connection with a Change in Control or exercised prior to the Change in Control will terminate effective as of the time of the Change in Control. Options granted under the 2003 Plan generally provide that vesting will be accelerated by 12 months if, within 12 months following a Change in Control, the participant's service is involuntarily terminated without cause or constructively terminated. In addition, the Committee may provide in any stock award agreement for the acceleration of vesting of the award effective as of the date of the Change in Control and in any performance award agreement for payment of the award to such extent as determined by the Committee.

        Termination or Amendment.    The 2003 Plan will continue in effect until the first to occur of (i) its termination by the Committee or (ii) the date on which all shares available for issuance under the 2003 Plan have been issued and all restrictions on such shares under the terms of the 2003 Plan and the agreements evidencing awards granted under the 2003 Plan have lapsed. However, no incentive stock option may be granted under the 2003 Plan after January 22, 2013. The Committee may terminate or amend the 2003 Plan at any time, provided that without stockholder approval the plan cannot be amended to increase the Share Reserve, change the class of persons eligible to receive incentive stock options or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

Summary of Federal Income Tax Consequences of the 2003 Equity Incentive Plan

        The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2003 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

        Incentive Stock Options.    A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of option exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

        The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

        Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares purchased. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to Adobe with respect to the grant of the option or the sale of stock acquired upon exercise of the option. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

        Stock Appreciation Rights.    A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

        Stock Awards.    A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the "determination date" (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Performance Awards.    A participant generally will recognize no income upon the grant of a performance share or performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under "Stock Awards." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date," will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Options Granted to Certain Persons

        The aggregate numbers of shares of common stock subject to options granted to certain persons under the 2003 Plan in fiscal 2004 are as follows: (i) Bruce R. Chizen, Chief Executive Officer, 450,000 shares; (ii) Shantanu Narayen, President and Chief Operating Officer(1), 150,000 shares; (iii) Murray J. Demo, Senior Vice President and Chief Financial Officer, 125,000 shares; (iv) Jim Stephens, Senior Vice President, Worldwide Sales and Field Operations, 100,000 shares; (v) James J. Heeger, Senior Vice President, Creative Professional Products(2), 100,000 shares; (vi) all current executive officers as a group, an aggregate of 1,725,000 shares; (vii) all current directors who are not executive officers as a group, an aggregate of zero shares; and (viii) all employees, including current officers who are not executive officers, as a group, an aggregate of 8,429,755 shares. In fiscal 2004, no options have been granted under the 2003 Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the 2003 Plan.

(1)
Mr. Narayen was promoted from Executive Vice President of Worldwide Products to President and Chief Operating Officer in January 2005.

(2)
Mr. Heeger resigned his position at Adobe effective March 2, 2005.

PROPOSAL 3
APPROVAL OF
INCREASE IN THE SHARE RESERVE
UNDER THE 1996 OUTSIDE DIRECTORS' STOCK OPTION PLAN

        The Board of Directors approved the adoption of our 1996 Outside Directors' Stock Option Plan (the "1996 Plan") in December 1995 and our stockholders approved such adoption in April 1996. The Board, with stockholder approval, has subsequently amended the 1996 Plan from time to time to increase the number of shares authorized.

        As of March 1, 2005, an aggregate of 467,500 shares of our common stock remained available for future grants under the 1996 Plan. The Board believes that the availability of an adequate number of shares in the share reserve of the 1996 Plan is an important factor in attracting, motivating and retaining qualified non-employee directors essential to the success of the Company.

        On February 28, 2005, subject to stockholder approval, the Board increased by 400,000 the number of shares we are authorized to issue under the 1996 Plan. We intend to register the 400,000 share increase on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as is practicable after receiving stockholder approval.

Vote Required and Board Recommendation

        Approval of the amendment to the 1996 Plan requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Summary of the 1996 Outside Directors' Stock Option Plan Terms

        The following summary of the 1996 Plan is qualified in its entirety by the specific language of the 1996 Plan, a copy of which will be made available to you upon written request.

        General.    The 1996 Plan will continue until terminated by the Board, or until all of the shares reserved under the 1996 Plan have been issued, whichever occurs first. Options granted under the 1996 Plan must be evidenced by an option agreement, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1996 Plan. Such options terminate and cease to be exercisable on the date ten years after the date of grant unless earlier terminated pursuant to the terms of the 1996 Plan or the option agreement.

        Shares Subject to Plan.    If the stockholders approve this proposal to authorize an additional 400,000 shares for issuance under the 1996 Plan, the cumulative aggregate share authorization under our 1996 Plan will increase to 3,650,000 shares. However, this share reserve is reduced at any time by the number of shares remaining subject to options outstanding, as well as by the number of shares actually issued. Including the proposed 400,000 share increase, as of March 1, 2005 a total of 867,500 shares would be available for issuance under the 1996 Plan.

        To the extent that any option granted under the 1996 Plan expires or terminates without having been exercised or if shares acquired, subject to repurchase, upon exercise of an option are repurchased by us for the optionee's purchase price to effect a forfeiture of unvested shares upon termination of service, the shares subject to the terminated option or repurchased by us will again be available for issuance under the 1996 Plan. Shares will be treated as having been issued under the 1996 Plan and will therefore reduce the number of shares available for grant to the extent such shares are withheld in satisfaction of tax withholding obligations. Appropriate adjustments are made to any outstanding options in the event of a stock dividend, stock split, or other change in the capital structure of the Company.

        Eligibility.    Only non-employee directors of Adobe are eligible to receive options to purchase shares of our common stock under the 1996 Plan. All options granted under the 1996 Plan are nonstatutory stock options. Upon joining the Board, a new non-employee director is granted an initial option to purchase 50,000 shares. On the date following our annual meeting of stockholders, each non-employee director who has not received an initial grant since the last annual meeting of stockholders, is automatically granted an option to purchase 25,000 shares. The Board may, in its discretion, increase or decrease from time to time the number of shares to be granted under any initial option or under the annual option. As of March 1, 2005, eight non-employee directors were eligible to participate in the 1996 Plan.

        Exercise Price.    The exercise price of each option shall be the fair market value of a share of our common stock on the date of grant. On March 1, 2005, the closing price of our common stock on the Nasdaq National Market was $62.34 per share.

        Payment.    The 1996 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by means of a broker-assisted cashless exercise; to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; or by any combination of these. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee's surrender of a portion of the option shares to the Company.

        Vesting.    The shares are exercisable and vest (i) 25% on the day immediately preceding each of the first and second annual meetings of stockholders following the date of grant; and (ii) 50% on the day immediately preceding the third annual meeting of stockholders following the date of grant.

        Change-in-Control.    In the event of any merger, reorganization, or sale of substantially all of the Company's assets, in which there is a change-in-control of the Company, all non-employee directors' option shares shall be immediately and fully vested.

        Administration.    The 1996 Plan is administered by the Board or a committee duly appointed by the Board. The Board has the power to construe and interpret the 1996 Plan but not to determine the persons to whom or the dates on which options will be granted, the exercise price, the time at which an option can be granted, the duration of an option, or to alter any other terms or conditions specified in the 1996 Plan, except in the sense of administering the 1996 Plan subject to the provisions of the Plan.

        Amendments.    The Board may at any time amend or terminate the 1996 Plan, except that stockholder approval is required to increase the number of shares authorized for issuance under the 1996 Plan, or to expand the class of persons eligible to receive an option grant under the 1996 Plan. In addition, the rights of a recipient of a grant under the 1996 Plan prior to any such action by the Board may not be impaired without the recipient's consent.

Summary of Federal Income Tax Consequences of the 1996 Outside Directors' Stock Option Plan

        The following summary is intended only as a general guide as to the federal income tax consequences under current law of options granted pursuant to the 1996 Plan and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

        Options granted pursuant to the 1996 Plan are nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares purchased. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to Adobe with respect to the grant of the option or the sale of stock acquired upon exercise of the option. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

NEW PLAN BENEFITS

1996 Outside Directors' Stock Option Plan(1)

Name and Position	Number of Stock Options(2)
All Non-Executive Directors as a Group	200,000

(1)
Only non-employee directors of Adobe are eligible to participate in our 1996 Outside Directors' Stock Option Plan. New non-employee directors are awarded an initial option grant to purchase 50,000 shares while current non-employee directors who did not receive an initial grant since the last annual meeting of stockholders receive an annual option grant to purchase 25,000 shares. Directors who are employees of Adobe and subsequently become non-employee directors are eligible to receive annual grants but not initial grants.

(2)
Includes shares underlying annual grants to be made to eight eligible non-employee directors in April 2005.

PROPOSAL 4
STOCKHOLDER PROPOSAL

        The United Brotherhood of Carpenters Pension Fund (the "Fund"), 101 Constitution Avenue, NW, Washington D.C. 20001, the owner of 3,900 shares of our common stock, has requested that we include the following proposal and supporting statement at this year's meeting. The stockholder proposal is quoted verbatim below.

        The Board unanimously recommends a vote "against" this stockholder proposal below and asks you to read management's response, which follows the stockholder proposal.

        Resolved, that the stockholders of Adobe Systems Inc. ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

SUPPORTING STATEMENT:

        Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

        Stock options are an important component of our Company's executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

        "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options is a Bandwagon Worth Joining," Aug. 16, 2002.

        Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

    There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

    For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom-examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings.

    Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all CEOs have told their shareholders that options are cost-free.

    When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

        Bear Stearns recently reported that more than 483 companies are expensing stock options or have indicated their intention to do so. 113 of these companies are S&P 500 companies, representing 41% of the index based on market capitalization. (Bear Stearns Equity Research, February 12, 2004, "Companies that currently expense or intend to expense using the fair value method.")

        This Fund and other Building Trades' union pension funds have sponsored numerous expensing proposals over the past two proxy seasons. Majority votes in support of the proposals were recorded at over fifty companies, including Georgia-Pacific, Thermo Electron, Apple Computer, Intel, IBM, Novell, PeopleSoft and Kohl's. We urge your support for this important reform.

Vote Required and Board Recommendation

        Stockholder ratification of this stockholder proposal requires the affirmative vote of holders of a majority of the votes cast in person or by proxy at the meeting. Neither abstentions nor broker non-votes have any effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST"
THIS STOCKHOLDER PROPOSAL

STATEMENT AGAINST STOCKHOLDER PROPOSAL

        Subsequent to the date on which the stockholder submitted its proposal to Adobe, the Financial Accounting Standards Board (FASB) issued a final statement that will require public companies, including Adobe, to record stock option expense in their income statements. The requirement is effective beginning with a company's first interim or annual reporting period that begins after June 15, 2005. We deem this stockholder proposal to be duplicative of the new accounting rules and believe that instituting it at this time would be unnecessary given the imminent effective date of FASB's final statement.

        On December 16, 2004, the FASB published FASB Statement No. 123 (revised 2004), Share-Based Payment ("Statement 123R"). Statement 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. This compensation cost will be measured based on the grant-date fair value of the equity instruments issued. In determining the fair value of options and other equity-based awards, companies are required, under Statement 123R, to use one of two option-pricing models each involving extensive and complex analyses. We are in the process of reviewing and analyzing Statement 123R and the related guidance provided by the FASB to determine which model is most appropriate for Adobe and how such model would be applied to Adobe's financial statements. In addition, we are currently considering the alternative transition methods permitted by Statement 123R to determine which method to adopt. We are also evaluating the impact of the new accounting rules on our equity compensation program generally. In making these determinations, we will consider, among other things, the practices and approaches of other public companies throughout our industry, including our competitors, as they also move toward compliance.

        Statement 123R will be effective for Adobe beginning on September 3, 2005, which is the first day of the fourth quarter of our 2005 fiscal year. The earliest interim period following our 2005 annual meeting of stockholders for which Statement 123R could be made effective on a voluntary basis is the third quarter of Adobe's 2005 fiscal year, which begins on June 4, 2005. Given the complexity of the issues, the various determinations and evaluations that we must make, and the imminent effective date of the new accounting rules, we believe that it would be neither practical nor prudent to adopt the stockholder proposal at this time. Additionally, we are not aware of other public companies in our peer group that will be implementing Statement 123R prior to its effective date. We are committed to adopting Statement 123R in the quarter that it becomes effective.

        We currently account for our stock-based compensation costs in accordance with generally accepted accounting principles, as currently in effect. In addition, we already provide voluntary disclosure regarding stock options that exceeds the requirements of generally accepted accounting principles and the disclosures provided by many other companies in our industry. Furthermore, we already disclose in a footnote to our financial statements details regarding the pro forma net earnings and earnings per share as if we had expensed equity-based compensation using the fair value method.

        In summary, we are taking appropriate steps to ensure that our accounting and reporting practices will comply with Statement 123R when it becomes effective for us beginning on September 3, 2005. Until the new accounting rules become effective for us, we will continue to provide comprehensive disclosure regarding our stock option activity to our stockholders. Therefore, we believe that to implement the stockholder proposal at this time would be duplicative of our existing efforts regarding this matter and unnecessary given the imminent effective date of Statement 123R.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST"
THIS STOCKHOLDER PROPOSAL

PROPOSAL 5
STOCKHOLDER PROPOSAL

        The AFSCME Employees Pension Plan ("AFSCME"), 1625 L. Street, N.W., Washington, D.C. 20036, the owner of 2,447 shares of our common stock, has requested that we include the following proposal and supporting statement at this year's meeting. The stockholder proposal is quoted verbatim below.

        The Board unanimously recommends a vote "against" this stockholder proposal below and asks you to read management's response, which follows the stockholder proposal.

        Resolved, that stockholders of Adobe Systems, Inc. ("Adobe") urge the Executive Compensation Committee of the Board of Directors (the "Committee") to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs during their employment, and to report to stockholders regarding the policy before Adobe's 2006 annual meeting of stockholders. The Committee should define "significant" (and provide for exceptions in extraordinary circumstances) by taking into account the needs and constraints of Adobe and its senior executives; however, the stockholders recommend that the Committee not adopt a percentage lower than 75% of net after tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

SUPPORTING STATEMENT

        Equity-based compensation makes up a substantial portion of senior executive compensation at Adobe. In fiscal year 2003, CEO Bruce Chizen exercised 350,000 options for a realized value of $4,246,000. In the two fiscal years 2001 and 2002, Chizen received 1,700,000 options. And according to the September 30, 2004 report on Form 10-Q, Adobe has 45,964,112 options outstanding.

        Adobe claims that equity-based compensation promotes alignment between executive and stockholder interests. Unfortunately, Adobe's generous equity compensation programs have yet to translate into meaningful levels of stock ownership. Adobe's most recent proxy statement disclosed that Mr. Chizen owned only 20,882 shares outright, up from the 1,906 he owned outright as of the 2003 proxy statement. According to published reports, in September 2004, he exercised options to buy 300,000 shares and sold 278,000 on the same day to realize an overall gain of $5,314,600 on the sale. We believe that the alignment benefits touted by Adobe are not being fully realized.

        Requiring senior executives to hold a significant portion of shares obtained through compensation plans would focus them on Adobe's long-term success and would help align their interests with those of Adobe's stockholders. A 2002 report by a commission of The Conference Board endorsed the idea of such a requirement, stating that the long-term focus promoted thereby "may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions."

        In February 2003, Adobe implemented a recommendation, but not requirement that directors and certain executives retain 25% of the net shares after payment of taxes and option exercise price for a period of two years, until a particular ownership threshold is reached. We believe this recommendation does not go far enough to ensure that equity compensation builds executive ownership, especially in light of the cashless exercise feature, which allows executives to use shares to pay the exercise price and which thus reduces the number of shares owned by the executive following exercise.

        We urge stockholders to vote for this proposal.

Vote Required and Board Recommendation

        Stockholder ratification of this stockholder proposal requires the affirmative vote of holders of a majority of the votes cast in person or by proxy at the meeting. Neither abstentions nor broker non-votes have any effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST"
THIS STOCKHOLDER PROPOSAL

STATEMENT AGAINST STOCKHOLDER PROPOSAL

        Substantially similar stockholder proposals on stock ownership guidelines for our executive officers were considered at our previous two annual meetings and were overwhelmingly rejected by our stockholders. The Board continues to believe that our past and current equity compensation policies for our executive officers and directors have been successful in enhancing our ability to attract and retain talented people and in motivating them to build long-term value for our stockholders. We have long believed that option grants in and of themselves help to align executives' interests with yours, because executives benefit from these grants only after (i) their options have vested and (ii) our stock price has appreciated from the time they were granted the options. We spend a significant amount of time and effort researching, developing and adopting well thought-out equity compensation programs, including development of our own stock ownership guidelines. In developing these stock ownership guidelines we used extensive benchmarking, modeling, and consultation with an independent third-party compensation expert. A summary of our stock ownership guidelines are provided below.

        To our knowledge only a small minority of the companies in our compensation benchmarking group have such guidelines for their executives, with none more stringent than our own stock ownership guidelines. As a matter of fact, we are aware of only seventeen companies with stock ownership guidelines comparable to those in this stockholder proposal, and these companies are huge multinational companies with sophisticated executive compensation programs including multimillion dollar salaries and bonuses, generous equity compensation packages, including the issuance of restricted stock, deferred compensation and retirement programs that collectively make the high 75% ratio achievable. Our executives' overall compensation packages are modest in comparison and we expect our executives to realize a significant portion of their ongoing compensation through any value gained from the options we grant to them. We believe that the ratio levels suggested by the stockholder would seriously distort our carefully-designed compensation policies for our executives, making us unable to attract and retain the talented executives we need to continue building stockholder value.

        As part of our overall corporate governance and compensation practices, we adopted the following stock ownership guidelines for our directors and executive officers in 2003:

        The Board believes that:

  •
  Each director should hold 25% of the net shares acquired (after deducting shares sold to cover the exercise price and withheld taxes) from Adobe for two years unless, following the sale of such shares, the total number of Adobe shares held by such director equals or exceeds 4,000 shares.

  •
  Each Senior Vice President should hold 25% of the net shares acquired (after deducting shares sold to cover the exercise price and withheld taxes; excludes shares acquired through Adobe's Employee Stock Purchase Plan) from Adobe for two years unless, following the sale of such shares, the total number of Adobe shares held by such Senior Vice President equals or exceeds 25,000 shares.

  •
  Each Executive Vice President and the Chief Financial Officer should hold 25% of the net shares acquired (after deducting shares sold to cover the exercise price and withheld taxes; excludes shares acquired through Adobe's Employee Stock Purchase Plan) from Adobe for two years unless, following the sale of such shares, the total number of Adobe shares held by such Executive Vice President or the Chief Financial Officer equals or exceeds 50,000 shares.

  •
  The Chief Executive Officer should hold 25% of the net shares acquired (after deducting shares sold to cover the exercise price and withheld taxes; excludes shares acquired through Adobe's Employee Stock Purchase Plan) from Adobe for two years unless, following sale of such shares, the total number of Adobe shares held by the Chief Executive Officer equals or exceeds 150,000 shares.

        In addition to the above guidelines, our Board placed additional restrictions on options granted to Mr. Chizen, our Chief Executive Officer, in fiscal 2004. Mr. Chizen is required to hold 40% of the net shares acquired from these options (after deducting shares sold to cover the exercise price and withheld taxes; excludes shares acquired through Adobe's Employee Stock Purchase Plan) from Adobe for two years unless, following sale of such shares, the total number of Adobe shares held by him equals or exceeds 150,000 shares.

        All of our executive officers and directors complied with these stock ownership guidelines in fiscal 2004. In particular, it is important to note that the information in the stockholder proposal regarding Mr. Chizen's holdings is not up to date, as it is based on information from last years' proxy statement. As of February 1, 2005, Mr. Chizen held 98,858 shares of our stock, representing over $6.1 million in value as of that date. Mr. Chizen has accumulated such shares in accordance with the guidelines set forth above. Contrary to the stockholder's statement, we believe this represents a significant level of stock ownership, is confirmation that Mr. Chizen's interests are aligned with the long-term interests of our stockholders and that our current stock ownership guidelines are effective and sufficient.

        Based on our extensive research and modeling, we believe that the retention ratio we have chosen closely approximates benchmarked guidelines in effect for other equivalently-sized companies. We have struck what we believe to be the right balance between allowing our executives to realize value from their options and ensuring that they have a significant equity stake in our future. We believe that our past and current equity compensation policies for our executive officers and directors have been responsibly implemented and that the stock ownership guidelines we have in place further align the interests of our executive officers and directors with your long-term interests, while still allowing us to use equity as an incentive rather than a hindrance to our recruiting and retention efforts. If the stock ownership guidelines suggested by the stockholder were adopted, we believe that we would be unable to recruit and retain talented executives, which would ultimately be detrimental to the long-term interests of our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST"
THIS STOCKHOLDER PROPOSAL

PROPOSAL 6
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KPMG LLP as Adobe's independent registered public accounting firm for fiscal 2005, and urges you to vote for ratification of KPMG's appointment. KPMG has audited Adobe's financial statements since fiscal 1983. Although we are not required to seek your approval of this appointment, we believe it is good corporate practice to do so. No determination has been made as to what action the Audit Committee and the Board would take if you fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent audit firm if the Audit Committee concludes such a change would be in the best interests of Adobe and our stockholders. We expect representatives of KPMG to be present at the meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of KPMG will have the opportunity to make a statement if they so desire.

Vote Required and Board Recommendation

        Stockholder ratification of KPMG as our independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Audit Fees

        During fiscal years 2004 and 2003, we retained our independent registered public accounting firm, KPMG, to provide services in the following categories and amounts:

Fee Category	2004		2003
Audit Fees	$2,054,400	(1)	1,561,100
Audit-Related Fees	0		0
Tax Fees	390,500		617,500
All Other Fees	120,500		114,200

Total All Fees	2,565,400		2,292,800

(1)
Amount reflects fees billed to date for services rendered in connection with our integrated audit of the financial statements and internal control for fiscal 2004. Additional fees may be billed for these fiscal 2004 services.

        Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. No Audit-Related fees were incurred in fiscal 2004 or 2003.

        Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees related to the preparation and review of federal, state and international tax returns and assistance with tax audits.

        All Other Fees consist primarily of information system testing services and international executive tax return preparation services.

        The Audit Committee has determined that the rendering of these non-audit services by KPMG is compatible with maintaining the independence of KPMG.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accountants

        The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the fiscal year. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to the budget for each category. The Audit Committee's charter delegates to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        The aggregate amount of services related to Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees provided by KPMG was pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

        For more information on KPMG, please see the "Report of the Audit Committee" below.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee's role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent registered public accounting firm, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent registered public accounting firm's audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial controls, reviewing our critical accounting policies and the application of accounting principles, monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law, establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and meeting to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm. The Audit Committee held twenty meetings during fiscal 2004.

        Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an "independent director" within the meaning of the Nasdaq listing standards. The Audit Committee acts pursuant to a written charter, a copy of which can be found on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

        We have reviewed and discussed with KPMG matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). We have received from KPMG a formal written statement describing the relationships between KPMG and Adobe that might bear on KPMG's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with KPMG's independence.

        We have reviewed and discussed with management and KPMG the audited financial statements. We discussed with KPMG and Adobe's internal auditors the overall scope and plans of their audits. We met with KPMG, with and without management present, to discuss results of their examinations, their evaluation of Adobe's internal controls, and the overall quality of Adobe's financial reporting.

        Based on the reviews and discussions referred to above and our review of Adobe's audited financial statements for fiscal 2004, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 3, 2004, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

James E. Daley
Robert Sedgewick
Delbert W. Yocam

ANNUAL REPORT

        Accompanying this proxy statement is Adobe's Annual Report on Form 10-K for fiscal 2004. The Annual Report contains audited financial statements covering our fiscal years ended December 3, 2004, November 28, 2003 and November 29, 2002.

CORPORATE GOVERNANCE

        We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. The Board adopted such Corporate Governance Guidelines in order to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. You can access our corporate governance materials, including our Corporate Governance Guidelines, on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

Code of Ethics

        We adopted a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller and certain other finance executives, which is a "code of ethics" as defined by applicable rules of the SEC. This Code of Ethics is publicly available on Adobe's website at www.adobe.com/aboutadobe/invrelations/corpgovern.html. If we make any amendments to this Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code of Ethics to our Chief Executive Officer, Chief Financial Officer, Corporate Controller or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our Adobe's website at www.adobe.com/aboutadobe/invrelations/corpgovern.html or in a report on Form 8-K filed with the SEC.

Code of Business Conduct

        We have also adopted a Code of Business Conduct applicable to all officers, directors and employees as required by Nasdaq listing standards. This Code of Business Conduct includes an enforcement mechanism, and any waivers for directors or officers must be approved by the Board and disclosed in a Form 8-K within five days. This Code of Business Conduct is publicly available on Adobe's website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows how much of our common stock is owned as of March 1, 2005 by each entity or person who is known to own 5% or more of our common stock, each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group(1).

Beneficial Owner	Number of Shares	Percent of Totals
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	20,574,867(2)	8.46%
Vanguard Chester Funds—Vanguard PRIMECAP Fund 100 Vanguard Boulevard Malvern, PA 19355	17,828,000(3)	7.33
Putnam LLC One Post Office Square Boston, MA 02110	13,929,081(4)	5.72
Bruce R. Chizen	1,760,430(5)	*
Murray J. Demo	709,397(6)	*
James J. Heeger	208,378(7)	*
Shantanu Narayen	752,668(8)	*
Jim Stephens	200,000(9)	*
Carol Mills	140,250(10)	*
Michael R. Cannon	25,000(11)	*
James E. Daley	60,250(12)	*
Charles M. Geschke	476,282(13)	*
Colleen M. Pouliot	51,250(14)	*
Robert Sedgewick	170,850(15)	*
John E. Warnock	1,106,338(16)	*
Delbert W. Yocam	131,250(17)	*
All directors and current executive officers as a group (19 persons)	7,138,421(18)	2.87

*
Less than 1%.

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 243,331,623 shares outstanding on March 1, 2005, adjusted as required by rules promulgated by the SEC.

(2)
Of the 20,574,867 shares attributed to Barclays Global Investors, N.A. ("Barclays Global") it has sole voting power over 14,185,884 of the shares and sole dispositive power over 16,124,660 of the shares. Additionally, of the 20,574,867 shares attributed to Barclays Global, 1,395,294 shares are held by Barclays Global Fund Advisors, which has sole voting power over 1,236,857 of the shares and sole dispositive power over 1,395,294 of the shares; 2,816,094 of the shares are held by Barclays Global Investors, Ltd., which has sole voting power over 2,803,794 of the shares and sole dispositive power over 2,816,094 of the shares; 200,856 shares are held by Barclays Global Investors Japan Trust and Banking Company Limited, which has sole voting and dispositive power over all of such shares; 12,300 shares are held by Barclays Life Assurance Company Limited, which has sole voting and dispositive power over all of such shares; 4,300 shares are held by Barclays Bank PLC, which has sole voting and dispositive power over all of such shares; and 21,363 shares are held by Barclays Capital Securities Limited, which has sole voting and dispositive power over all of such shares. This information was provided pursuant to Schedule 13G and is as of February 14, 2005.

(3)
Of the 17,828,000 shares attributed to Vanguard Chester Funds-Vanguard PRIMECAP Fund, it has sole voting power as to the shares listed and PRIMECAP Management Company has dispositive power as to the shares listed. This information was provided pursuant to Schedule 13G and is as of February 14, 2005.

(4)
Of the 13,929,081 shares attributed to Putnam, LLC d/b/a Putnam Investments ("Putnam LLC"), it has shared voting power over 1,218,349 of the shares and shared dispositive power over 13,929,081 shares. Additionally, of the 13,929,081 shares attributed to Putnam LLC, 12,410,654 shares are held by Putnam Investment Management, LLC, which has shared voting power over 283,007 of the shares and shared dispositive power over 12,410,654 of the shares; and 1,518,427 shares are held by The Putnam Advisory Company, LLC, which has shared voting power over 935,342 of the shares and shared dispositive power over 1,518,427 of the shares. This information was provided pursuant to Schedule 13G and is as of February 11, 2005.

(5)
Consists of 98,858 shares held by the Chizen Trust, of which Mr. Chizen is a trustee, and 1,661,572 shares issuable upon exercise of outstanding options held by Mr. Chizen exercisable within 60 days of the date of this table.

(6)
Includes 658,334 shares issuable upon exercise of outstanding options held by Mr. Demo exercisable within 60 days of the date of this table.

(7)
Includes 187,500 shares issuable upon the exercise of outstanding options held by Mr. Heeger exercisable as of March 2, 2005. Mr. Heeger resigned his position at Adobe effective March 2, 2005.

(8)
Consists of 51,952 shares held by the Narayen Family Trust, of which Mr. Narayen is a trustee, and 700,716 shares issuable upon exercise of outstanding options held by Mr. Narayen exercisable within 60 days of the date of this table.

(9)
Includes 175,000 shares issuable upon the exercise of outstanding options held by Mr. Stephens exercisable within 60 days of the date of this table.

(10)
Includes 136,250 shares issuable upon the exercise of outstanding options held by Ms. Mills exercisable within 60 days of the date of this table.

(11)
Includes 25,000 shares issuable upon the exercise of outstanding options held by Mr. Cannon exercisable within 60 days of the date of this table.

(12)
Includes 56,250 shares issuable upon the exercise of outstanding options held by Mr. Daley exercisable within 60 days of the date of this table.

(13)
Consists of 330,032 shares held by the Geschke Family Trust, of which Dr. Geschke is a trustee, and 146,250 shares issuable upon the exercise of outstanding options held by Dr. Geschke exercisable within 60 days of the date of this table.

(14)
Consists of 15,000 shares held by the Pouliot Family Trust, of which Ms. Pouliot is a trustee, and 36,250 shares issuable upon the exercise of outstanding options held by Ms. Pouliot exercisable within 60 days of the date of this table.

(15)
Includes 600 shares held by Dr. Sedgewick's minor children, as to all of which Dr. Sedgewick disclaims beneficial ownership, and 146,250 shares issuable upon exercise of outstanding options held by Dr. Sedgewick exercisable within 60 days of the date of this table.

(16)
Includes 22,400 shares held by trusts for the benefit of Dr. Warnock's children, over which he shares voting and investment power with his spouse and Dr. Geschke, and 106,250 shares issuable upon the exercise of outstanding options held by Dr. Warnock exercisable within 60 days of the date of this table.

(17)
Includes 126,250 shares issuable upon the exercise of outstanding options held by Mr. Yocam exercisable within 60 days of the date of this table.

(18)
Includes 5,386,593 shares issuable upon exercise of outstanding options held by directors and current executive officers exercisable within 60 days of the date of this table. See also Notes 5 through 17.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table provides information about the compensation for our last three fiscal years (2004, 2003, and 2002) of our Chief Executive Officer, plus our four other most highly compensated executive officers as of the end of fiscal 2004. This group is referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation(2)
	Year	Salary	Bonus(1)
Bruce R. Chizen Chief Executive Officer	2004 2003 2002	$912,500 900,000 874,999	$1,304,687 941,850 233,133	450,000 0 850,000	$7,850 7,924 48,405
Shantanu Narayen President and Chief Operating Officer(3)	2004 2003 2002	507,493 492,493 467,500	533,185 377,946 108,675	150,000 0 500,000	7,489 8,808 5,830
Murray J. Demo Senior Vice President and Chief Financial Officer	2004 2003 2002	448,993 436,493 420,000	471,161 334,975 85,588	125,000 0 500,000	6,435 6,285 6,263
Jim Stephens Senior Vice President, Worldwide Sales and Field Operations	2004 2003 2002	408,005 390,505 356,458	469,608 288,758 66,150	100,000 0 300,000	6,384 6,274 6,172
James J. Heeger(4)(5) Senior Vice President, Creative Professional Products	2004 2003 2002	365,005 355,004 283,813	401,625 229,626 42,000	100,000 0 550,000	6,606 6,456 5,918

(1)
The amounts shown in this column include payments under our profit sharing plan*, in which all employees of the Company participated, as follows:

Profit Sharing Plan Payments

Name	2004	2003	2002
Bruce R. Chizen	$125,312	$88,875	$38,250
Shantanu Narayen	69,685	48,644	20,250
Murray J. Demo	61,661	43,113	18,450
Jim Stephens	55,950	38,569	16,200
James J. Heeger	50,125	35,063	15,750

*
See "Report of the Executive Compensation Committee—Compensation Components" for a description of the profit sharing plan.

(2)
The amounts disclosed in this column for fiscal 2004, 2003 and 2002 include life insurance premiums, the dollar value of the remainder of the life insurance premiums, our contributions under our 401(k) Retirement

  Savings Plan, physical exam, and for Mr. Chizen, distributions in connection with his partnership interest in Adobe Incentive Partners, L.P. ("AIP"), all as described below:

All Other Compensation

Name	Year	Life Insurance Premiums	Remainder Value of Life Insurance Premiums		Company 401(k) Contributions	Physical Exam	AIP Distributions		Total All Other Compensation
Bruce R. Chizen	2004 2003 2002	$0 274 1,410	$0 0 7,820	(a)	$6,150 6,000 5,500	$1,700 1,650 1,600	$0 0 32,075	(b)	$7,850 7,924 48,405
Shantanu Narayen	2004 2003 2002	240 285 330	0 0 0		6,150 6,000 5,500	1,099 2,523 0	N/A N/A N/A		7,489 8,808 5,830
Murray J. Demo	2004 2003 2002	285 285 600	0 0 0		6,150 6,000 5,500	0 0 163	N/A N/A N/A		6,435 6,285 6,263
Jim Stephens	2004 2003 2002	234 274 672	0 0 0		6,150 6,000 5,500	0 0 0	N/A N/A N/A		6,384 6,274 6,172
James J. Heeger	2004 2003 2002	456 456 418	0 0 0		6,150 6,000 5,500	0 0 0	N/A N/A N/A		6,606 6,456 5,918

  (a)
  Split-dollar life insurance policy has been terminated.

  (b)
  Consists of distributions of cash and stock made in connection with Mr. Chizen's partnership interest in AIP. Stock distributions were calculated using the number of shares distributed to Mr. Chizen at the stock's current market value on the date of distribution. Mr. Chizen was the only Named Executive Officer who held a partnership interest in AIP during fiscal 2002. Amount paid out in fiscal 2002 includes $10,034 received upon liquidation of the partnership in November 2002.

(3)
Mr. Narayen was promoted from Executive Vice President of Worldwide Products to President and Chief Operating Officer in January 2005.

(4)
Mr. Heeger became an executive officer and employee of Adobe in February 2002.

(5)
Mr. Heeger resigned his position at Adobe effective March 2, 2005.

Stock Options

        The following table sets forth information regarding stock options granted in fiscal 2004 to our Named Executive Officers, each under our 2003 Plan. All options were granted with an exercise price equal to the closing price of our common stock on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. These amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term of seven years. The assumed 5% and 10% rates of stock price appreciation are provided for purposes of illustration only and do not represent our estimate or projection of the future price of our common stock.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price ($/Sh)	Expiration Date
					5%	10%
Bruce R. Chizen	450,000	4.34%	$43.55	05/19/11	$7,978,151	$18,592,483
Shantanu Narayen	150,000	1.45	$43.55	05/19/11	2,659,384	6,197,494
Murray J. Demo	125,000	1.20	$43.55	05/19/11	2,216,153	5,164,579
Jim Stephens	100,000	..96	$43.55	05/19/11	1,772,922	4,131,663
James J. Heeger	100,000	..96	$43.55	05/19/11	0(4)	0(4)

(1)
The price of each option share, paid at the time of exercise, is the fair market value of a share of our common stock on the date of grant, which is equal to the closing price per share of our common stock as quoted on the Nasdaq National Market. Under the terms of the applicable option agreements, as modified by the retention agreement terms described in "Severance and Change-in-Control Arrangements" below, if the optionee terminates employment with Adobe, the exercisability period of the option will change as follows:

(a)
if the termination is due to the optionee's normal retirement, death or disability, the exercise period is twelve months from such date, and vesting will accelerate for an additional 12 months; provided, however, that in no event shall the vested percentage exceed 100%; or

(b)
if the termination is due to the optionee's early retirement pursuant to an early retirement program, the exercise period is three months from the date of early retirement or such greater period as established pursuant to the early retirement program; or

(c)
if there is a change in control of Adobe in which we are not the surviving corporation, and, with the exception of Mr. Chizen, termination occurs within 24 months thereafter due to (i) constructive termination or (ii) any reason other than termination for cause, the exercise period is twelve months from the date on which the optionee's employment terminated, and vesting will accelerate such that all option shares will vest in full. Pursuant to the terms of his retention agreement, Mr. Chizen is entitled to accelerated vesting of all his option shares such that they vest in full upon a change in control of Adobe in which we are not the surviving corporation; or

(d)
if the termination is for cause, the option shall terminate and cease to be exercisable on the date of termination; or

(e)
if the termination is for any reason other than stated above, the exercise period is three months from the date of such termination.

  The options shown above granted under our 2003 Plan vest over a three-year period at a rate of 25% at the end of the first 12 months from the date of grant, 2.08% per month for the following 12 months, and 4.17% per month for the remaining 12 months. The exercise price may be paid in cash, by check, or in cash equivalent; by means of a broker-assisted cashless exercise; to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee's surrender of a portion of the option shares to the Company.

(2)
Based on 10,379,755 shares subject to options granted to employees and directors under our option plans during fiscal 2004.

(3)
The potential gain is calculated from the grant price, which is closing price of our common stock on the date of grant to the Named Executive Officer. For each grant, the potential realizable value represents certain assumed rates of appreciation only, as set by the SEC. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon our future performance and overall stock market condition. There can be no assurance that the amounts reflected in this table will be achieved.

(4)
Mr. Heeger resigned his position at Adobe effective March 2, 2005; therefore, none of his options granted in fiscal 2004 will vest.

Stock Option Exercises and Holdings

        The following table shows stock options exercised by the Named Executive Officers in fiscal 2004, including the total value of gains on the date of exercise based on actual sale prices or on the closing price that day if the shares were not sold that day, in each case less the exercise price of the stock options. In addition, the number of shares covered by both exercisable and unexercisable stock options, as of December 3, 2004, is shown. Also reported are the values for "In-the-Money" options. The dollar amounts shown in the "In-the-Money" column represent the positive spread between the exercise price of any such existing stock options and the closing price of our common stock as of December 3, 2004, which was $62.96, as reported by the Nasdaq National Market.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 3, 2004
					Value of Unexercised In-the-Money Options at December 3, 2004
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce R. Chizen	600,000	$15,780,095	1,784,489	875,002	$24,445,523	$24,242,823
Shantanu Narayen	450,000	11,180,935	796,550	400,000	10,090,543	12,034,000
Murray J. Demo	348,954	9,341,713	658,711	375,002	3,903,499	11,548,823
Jim Stephens	369,700	8,097,179	327,800	250,002	1,537,103	7,414,573
James J. Heeger	100,000	2,012,514	268,749	281,251	7,166,351	8,177,649

Equity Compensation Plan Information

        The following table gives information about our common stock that may be issued under our existing equity compensation plans as of December 3, 2004, including our 1996 Plan, 1997 Employee Stock Purchase Plan, 2003 Plan, amended 1994 Performance and Restricted Stock Plan as well as outstanding shares remaining under our terminated 1984 Stock Option Plan, as amended, our terminated 1994 Stock Option Plan, and our terminated 1999 Equity Incentive Plan:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column
Equity compensation plans approved by stockholders	38,266,316	$37.04	23,766,048(1)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

(1)
Includes 2.8 million shares and 12.7 million shares, respectively, which are reserved for issuance under the 1994 Performance and Restricted Stock Plan and the 1997 Employee Stock Purchase Plan as of December 3, 2004.

Severance and Change-in-Control Arrangements

        Adobe has also entered into retention agreements with the following executive officers: Bruce Chizen, Murray Demo, Melissa Dyrdahl, Bryan Lamkin, Shantanu Narayen, Jim Stephens, and Theresa Townsley. Retention agreements with the above individuals provide for certain cash payments and acceleration of equity compensation awards in the event of a change in control or termination of such individuals' employment following a change in control of Adobe (all as described below).

        In December 2001, we adopted our U.S. Executive Severance Plan ("Severance Plan") which covers any executive officer not covered by an individual retention plan. Currently, three of our executive officers are covered by the Severance Plan: John Brennan, Karen Cottle and Ivan Koon.

        As used in the retention agreements mentioned above and the Severance Plan (collectively, the Agreements), a "change in control" is defined as: (i) the beneficial ownership of 30% or more of the combined voting power of Adobe's securities by any person or entity; (ii) when Incumbent Directors (as defined in the Agreements) cease to constitute a majority of the Board of Directors; (iii) a merger or consolidation involving Adobe or one of our subsidiaries and our stockholders prior to such transaction own less than 50% of the combined voting power of Adobe (or the resulting entity) after the transaction; (iv) the sale, liquidation or distribution of all or substantially all of the assets of Adobe; or (v) a "change in control" within the meaning of Section 280G of the Code. If, within two years after a change in control (the Covered Period), the executive's employment is terminated without Cause, or if the executive resigns for Good Reason or Disability (all as defined in the Agreements) (an "Involuntary Termination"), such executive officer will receive a cash severance payment as follows:

  Earned but unpaid salary and the cash equivalent for accrued but unused personal time off through the date of termination; plus, the pro rata portion of the annual bonus for the year in which termination occurs (calculated on the basis of the officer's target bonus and on the assumption that all performance targets have been or will be achieved); plus, an amount equal to the product of (i) the sum of the officer's Reference Salary and Reference Bonus (as defined in the Agreements), multiplied by (ii) two plus one-twelfth for each year of completed service with the Company (not in excess of twelve years) (the "Severance Multiple").

        For Mr. Chizen, all outstanding options, performance grants and restricted stock awards will accelerate and vest 100% on the date of the change in control. For all other executive officers, all outstanding options, performance grants and restricted stock awards will accelerate and vest 100% on the date of his/her Involuntary Termination during the Covered Period. Also, the exercise period of all such options will be extended to twelve months from termination.

        In addition, executive officers with retention agreements, including the Chief Executive Officer, will receive continued medical, dental, vision and life insurance coverage for himself or herself and dependents for a period of years equal to the Severance Multiple; for those individuals covered by the Severance Plan, the executive officer will receive COBRA premium payments up to the legal limit for such coverage, or for the period of years equal to the executive officer's Severance Multiple, whichever is less. If an executive officer covered by the Severance Plan becomes covered under another employer's group health plan (other than a plan which imposes a pre-existing condition exclusion which applies to the executive officer) during this applicable period of COBRA continuation coverage, our COBRA premium payments will cease.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended requires our executive officers and directors, and any person or entity who own more than ten percent of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive Officers, directors and stockholders who hold more than ten percent of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our officers and directors based on the information provided by them.

        Based solely on review of this information, including written representations from our executive officers and directors that no other reports were required, we believe that, during the 2004 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were met.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

        The Executive Compensation Committee of the Board sets and administers the policies governing annual compensation of executive officers, including cash compensation and equity compensation programs. The Executive Compensation Committee consists of four directors, each of whom is an independent director within the meaning of the Nasdaq listing standards. The Executive Compensation Committee held six meetings during fiscal 2004.

Compensation Policies

        We operate in the competitive and rapidly changing high technology environment. The goals of our executive compensation program are to inspire executives to achieve our business objectives in this environment, to reward them for their achievement, to foster teamwork, and to attract and retain executive officers who contribute to our long-term success. During fiscal 2004, we used salary, bonus and stock option strategies to meet these goals.

        Our philosophy and guiding principle is to provide compensation levels that are comparable to those offered by other leading high technology companies. We aim to align the interests of our executive officers with the long-term interests of our stockholders through stock-based compensation and stock ownership guidelines. For example, in fiscal 2004, we awarded options to purchase shares under our 2003 Plan to our executive officers that contain vesting terms over a three-year period. Additionally, as part of our overall corporate governance and compensation practices, we adopted stock ownership guidelines for our executive officers. See below for a full description of our stock ownership guidelines.

        We also believe that a substantial portion of each of our executive's compensation should be in the form of an incentive bonus. Receipt of this bonus is generally contingent upon our achievement of certain revenue and operating profit levels and, for officers who lead business units, on their respective business unit revenue results. Our executive officers also participated with all of Adobe's employees in our corporate profit sharing plan. See below for a full description of this incentive bonus program and profit sharing plan.

        We have considered the potential impact of Section 162(m) of the Code adopted under the Federal Reconciliation Act of 1993. This law disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to Named Executive Officers, unless compensation is commission or performance-based. Any options or performance awards as well as certain restricted stock awards granted under our equity compensation plans will qualify as exempt performance-based compensation. Mr. Chizen's and Mr. Narayen's targeted and actual cash compensation in fiscal 2004 exceeded the $1 million threshold, and their targeted cash compensation in fiscal 2005 will also exceed this threshold. Accordingly, Section 162(m) limited the tax deduction available to us in fiscal 2004, and this tax deduction limitation will continue in fiscal 2005 if a significant portion of their targeted cash compensation is achieved. However, we believe this limitation was and will continue to be immaterial. Our policy is to qualify to the maximum extent possible our executives' compensation for deductibility under applicable tax laws and to the extent consistent with our compensation objectives.

Compensation Components

        Annual Compensation.    We determine the salary portion of our executive officers' compensation annually, including that of our Chief Executive Officer, in part by reference to multiple compensation surveys of high technology companies we view as our peers. For each comparative survey, we correlate each of our executive officers to the position described in the survey that most accurately represents the officer's position with Adobe by content, organizational level and revenue. Taking into account the officers' levels of responsibility and our past performance, we target a percentile above the median as stated by the survey in determining the base salary initially established for each executive officer. As executives mature in their respective positions, we target a higher percentile competitive base salary.

        A substantial portion of the annual compensation for our executive officers is paid in the form of an incentive bonus under our Adobe Executive Annual Incentive Plan (the "Incentive Plan"). The Incentive Plan's objectives are to: drive revenue growth and accountability; drive execution of operating plan and strategic objectives; and motivate and inspire our executives to contribute to peak performance. The incentive bonus typically comprises a greater portion of an executive officer's potential total compensation as the executive's level of responsibility increases. The bonus is computed as a percentage of base salary, which is established by the Executive Compensation Committee. In fiscal 2004, the target level of bonus equaled or exceeded 50% of salary for each of the executive officers.

        A corporate revenue and operating profit minimum threshold must be met before an incentive bonus is paid (90% revenue to plan and 90% operating profit to plan). If the thresholds are met, our executive officers who head up our business units are then measured on achievement of revenue numbers against plan targets (minimum payment requires threshold achievement of at least 81% business unit revenue to plan with an upside potential of 200% if certain revenue thresholds are met). 100% of these executive officers' bonuses are tied to their respective business unit revenue. Our Senior Vice President's, Worldwide Sales and Field Operations, incentive bonus is tied to Company revenue numbers against plan targets and carry an upside potential of 200% if certain revenue thresholds are met. The remaining members' of our executive team bonuses, including those of our Chief Executive Officer, are based on achievement of goals tied to managing the business and carry an upside potential of 150% if certain corporate revenue and operating profit thresholds are met. We retain the authority to alter the bonus amounts on the basis of qualitative factors, such as achievement of publicly announced targets, product milestones, strategic goals, cross functional teamwork and collaboration, and unforeseen changes in the economy and/or geopolitical climate, as well as long-term and short-term operating results.

        Additionally, starting in 2002, we authorized an annual bonus pool of $60,000 that may be awarded by the Chief Executive Officer to other executive officers as special recognition bonuses. No bonuses were awarded in fiscal 2004 out of this bonus pool.

        Our executive officers also participated with all of Adobe's employees in our corporate profit sharing plan, under which a bonus of up to 10% of each employee's base salary, payable quarterly, is awarded on the basis of operating profit. Based on superior performance in fiscal 2004, the board approved increasing the profit sharing to 15% for the first three quarters of fiscal 2004.

        Long-term Incentive Compensation.    We use stock options to inspire and retain executive officers for the long-term and have also awarded restricted stock in certain circumstances. We believe that these incentives closely align the officers' interests with those of stockholders in building share value. As part of our overall corporate governance and compensation practices, the Board adopted the following stock ownership guidelines for our executive officers that we believe further align the executive officers' interests with the stockholders' long-term interests: the Chief Executive Officer should hold 25% of the net shares acquired from Adobe for two years unless, following sale of such shares, the total number of Adobe shares held by the Chief Executive Officer equals or exceeds 150,000 shares; each Executive Vice President and the Chief Financial Officer should hold 25% of the net shares acquired from Adobe for two years unless, following the sale of such shares, the total number of Adobe shares held by such Executive Vice President or the Chief Financial Officer equals or exceeds 50,000 shares; and each Senior Vice President should hold 25% of the net shares acquired from Adobe for two years unless, following the sale of such shares, the total number of Adobe shares held by such Senior Vice President equals or exceeds 25,000 shares. For purposes of this section, an "acquired share" includes shares of vested restricted stock and shares issued from the exercise of vested options. "Net shares acquired" means shares remaining after deducting shares sold to cover the exercise price and withheld taxes. Shares that count toward the minimum share ownership include shares owned outright or beneficially owned and shares issued from the exercise of vested options.

        Options are typically granted annually, although supplemental options are granted occasionally. All options are subject to vesting provisions to encourage officers to remain employed with Adobe. We award executive officer stock options based upon each officer's relative position, responsibilities and performance over the previous fiscal year and the officer's anticipated future performance, potential and responsibilities. We also review prior option grants to each officer and to other members of senior management, including the number of shares that continue to be subject to vesting under their respective outstanding options, in setting the size of options to be granted to the executive officers. In addition, we use data compiled by an independent compensation consulting firm on stock options granted by comparable companies based on industry and revenue and target a slightly higher percentile than the median. We grant stock options with an exercise price per share equal to the market price of our common stock on the date of grant.

Chief Executive Officer Compensation

        Mr. Chizen's base salary increased approximately 1.4% from fiscal 2003 to fiscal 2004. His target incentive bonus for fiscal 2004 was 85%, the same as fiscal 2003. In fiscal 2004, Mr. Chizen's target bonus was based on corporate revenue and operating profit as more fully described above and achievement of individual goals in managing the business. For fiscal 2004, Mr. Chizen received an incentive bonus payment of $1,179,375 under our Incentive Plan, which represents 150% of his target bonus. Mr. Chizen also received profit sharing payments of $125,312 as part of our corporate profit sharing plan described above.

        We also awarded long-term compensation to Mr. Chizen in the form of stock options under our 2003 Plan for 450,000 shares of our common stock in May 2004 as part of the annual grant process described above. The size of the grant was based on Mr. Chizen's relative position, responsibilities and performance as well as his anticipated responsibilities and potential. These options vest over a three-year period at a rate of 25% on the first anniversary of the grant, 2.08% per month for the next 12 months and 4.17% per month for the remaining 12 months. Mr. Chizen is required to hold 40% of the net shares acquired from these options from Adobe for two years unless, following sale of such shares, the total number of Adobe shares held by him equals or exceeds 150,000 shares.

EXECUTIVE COMPENSATION COMMITTEE

Carol Mills
Michael R. Cannon
Robert Sedgewick
Delbert W. Yocam

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The members of the Executive Compensation Committee are set forth in the preceding section. There are no members of the Executive Compensation Committee who were officers or employees of Adobe or any of our subsidiaries during the fiscal year, were formerly officers of Adobe, or had any relationship otherwise requiring disclosure hereunder.

DIRECTOR COMPENSATION

        Our non-employee directors receive annual retainers of $30,000 and annual retainers for each Committee such directors serve on as follows: Audit Committee—Chairman $20,000, members $10,000; Executive Compensation Committee—Chairman $10,000, members $5,000; Investment Committee—Chairman and members $5,000; Nominating and Governance Committee—Chairman $10,000, members $5,000. Directors are also entitled to reimbursement of reasonable travel expenses associated with Board and Committee meetings as well as costs and expenses incurred in attending director education programs and other Company-related seminars and conferences.

        In addition, each non-employee director is automatically granted a stock option, under our 1996 Plan, to purchase 25,000 shares of our common stock at a price per share equal to the closing price of our common stock on the grant date. These options are granted on the day after our annual meeting of stockholders and they are subject to vesting provisions as described below. The closing price of our common stock for the fiscal 2004 grant date was $41.65. New non-employee directors joining the Board automatically receive an option to purchase 50,000 shares of our common stock under the 1996 Plan, subject to the same vesting terms, on the day they become a director, but do not receive an annual grant in connection with their initial annual meeting as a director.

        Options granted under the 1996 Plan vest and become exercisable at a rate of 25% on the day immediately preceding each of the first and second annual meetings following the date of grant and the remaining 50% on the day immediately preceding the third annual meeting following the date of grant. In the event of any merger, reorganization, or sale of substantially all of Adobe's assets in which there is a change in control of Adobe, all option shares become immediately and fully vested. Appropriate adjustments are made to any outstanding options in the event of a stock dividend, stock split, or other change in the capital structure of Adobe.

        Holders of options granted under the 1996 Plan may only exercise the options once they vest. Options are generally no longer exercisable three months after termination of director status (except in the case of termination due to death or disability). In the event of a change of control, any unexercisable portion of an option becomes fully exercisable thirty days prior to the transaction resulting in a change of control. If the option is not assumed or substituted by the acquiring company, it will terminate to the extent it is not exercised on or before the date of such a transaction.

        We have adopted stock ownership guidelines for our members of the Board. Under these guidelines, each non-employee director should hold 25% of the net shares acquired from Adobe for two years unless, following the sale of such shares, the total number of shares held by him or her exceeds 4,000 shares. For purposes of this section, an "acquired share" includes shares of vested restricted stock and shares issued from the exercise of vested options. "Net shares acquired" means shares remaining after deducting shares sold to cover the exercise price and withheld taxes. Shares that count toward the minimum share ownership include shares owned outright or beneficially owned and shares issued from the exercise of vested options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Warnock's son is employed by Adobe as a project manager. In fiscal 2004, he was paid $82,376 in compensation and profit sharing plan payments and was granted an option to purchase 400 shares of common stock at an exercise price of $43.55 per share.

        We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of Adobe, and otherwise to the full extent permitted under Delaware law and our Amended and Restated Bylaws. See also "Severance and Change-in-Control Arrangements" above.

PERFORMANCE GRAPH

Five-Year Stockholder Return Comparison

        In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad equity market index and either a published industry index or an index of peer companies selected by Adobe. We have selected the Standard & Poor's 500 Index ("S&P 500 Index") for the broad equity index for the five fiscal year period commencing December 3, 1999 and ending December 3, 2004. In previous years we had selected the JP Morgan H&Q Technology Index ("H&Q Index") as our industry index for comparison. The H&Q Index is no longer available, so we have selected S&P 500 Software & Services Index as our industry index to replace the H&Q Index. Because the H&Q Index has been discontinued, we are unable to provide a chart showing what the returns would have been compared with that index. The stock price information shown on the graph below is not necessarily indicative of future price performance.

        Although including a stock performance graph in this proxy statement seems to suggest that executive compensation should be based on stock performance alone, the Executive Compensation Committee considers many factors in determining compensation, including our operating results, overall profitability, revenue from certain identified products, new product development, increase in market share and growth in stockholders' equity. See "Report of the Executive Compensation Committee."

*
Assumes $100 invested on December 3, 1999 in our common stock, the S&P 500 Index and the S&P 500 Software & Services Index, with reinvestment of dividends. For each reported year, our reported dates are the last trading dates of our fiscal year (which ends on the Friday closest to November 30), and the S&P 500 and S&P 500 Software & Services indices dates are the last trading date of November.

HOUSEHOLDING OF PROXY MATERIALS

        In December 2000, the SEC enacted a new rule that allows multiple stockholders residing at the same address the convenience of receiving a single copy of proxy statements, annual reports and other stockholder information if they consent to do so. This is known as "householding." This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

        Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

        If you are a registered stockholder and have consented to our mailing of proxy statements, annual reports and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of annual reports or proxy statements for all registered stockholders residing at the same address. We will continue to separately mail a proxy card for each registered stockholder account. Your consent will be perpetual unless you revoke it, which you may do at any time by calling our transfer agent, Computershare Investor Services, LLC at 800-455-1130 (toll free), or writing to Computershare Investor Services, Attn: Proxy Unit, P.O. Box A3504, Chicago, IL 60690-3504. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you only received one copy of these proxy materials at a shared address with more than one registered holder, you may also request a separate copy of this proxy statement or the accompanying Annual Report by contacting Computershare who will promptly deliver the requested copy.

        Registered stockholders who have not consented to householding will continue to receive copies of annual reports or proxy statements for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Computershare as outlined above.

Streetname Holders

        Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

        We are not aware of any other matters to be submitted for consideration at this meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card will vote the shares they represent using their best judgment.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the annual meeting to be held in 2006, we must receive the proposal at our principal executive offices, addressed to the Secretary, not later than November 14, 2005. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Amended and Restated Bylaws, addressed to the Secretary at our principal executive offices, not later than November 14, 2005.

Karen O. Cottle Senior Vice President, General Counsel & Secretary

March 14, 2005
San Jose, California

Appendix A

ADOBE SYSTEMS INCORPORATED
2003 EQUITY INCENTIVE PLAN

A-i

	8.7	Effect of Termination of Service	12
	8.8	Nontransferability of Stock Award Rights	13
9.	Terms and Conditions of Performance Awards		13
	9.1	Types of Performance Awards Authorized	13
	9.2	Initial Value of Performance Shares and Performance Units	13
	9.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	13
	9.4	Measurement of Performance Goals	14
	9.5	Settlement of Performance Awards	15
	9.6	Dividend Equivalents	16
	9.7	Effect of Termination of Service	16
	9.8	Nontransferability of Performance Awards	16
10.	Standard Forms of Award Agreement		16
	10.1	Award Agreements	16
	10.2	Authority to Vary Terms	16
11.	Change in Control		16
	11.1	Definitions	16
	11.2	Effect of Change in Control on Options and SARs	17
	11.3	Effect of Change in Control on Stock Awards	17
	11.4	Effect of Change in Control on Performance Awards	17
12.	Compliance with Securities Law		17
13.	Tax Withholding		18
	13.1	Tax Withholding in General	18
	13.2	Withholding in Shares	18
14.	Termination or Amendment of Plan		18
15.	Miscellaneous Provisions		18
	15.1	Repurchase Rights	18
	15.2	Provision of Information	18
	15.3	Rights as Employee or Consultant	18
	15.4	Rights as a Stockholder	19
	15.5	Fractional Shares	19
	15.6	Beneficiary Designation	19
	15.7	Unfunded Obligation	19

A-ii

ADOBE SYSTEMS INCORPORATED
2003 EQUITY INCENTIVE PLAN
as amended as of February 28, 2005

        1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1    Establishment.    Adobe Systems Incorporated, a Delaware corporation, hereby establishes the Adobe Systems Incorporated 2003 Equity Incentive Plan (the "Plan") effective as of April 9, 2003, the date of its approval by the stockholders of the Company (the "Effective Date").

          1.2    Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Stock Purchase Rights, Stock Bonuses, Performance Shares and Performance Units.

          1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

        2.    DEFINITIONS AND CONSTRUCTION.

          2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a)   "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

            (b)   "Award" means any Option, SAR, Stock Purchase Right, Stock Bonus, Performance Share or Performance Unit granted under the Plan.

            (c)   "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement," an "SAR Agreement," a "Stock Purchase Agreement," a "Stock Bonus Agreement," a "Performance Share Agreement" or a "Performance Unit Agreement."

            (d)   "Board" means the Board of Directors of the Company.

            (e)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (f)    "Committee" means the Executive Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

            (g)   "Company" means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

            (h)   "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

            (i)    "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

            (j)    "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

            (k)   "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

            (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (m)  "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                (i)  If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

               (ii)  If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

            (n)   "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

            (o)   "Insider" means an Officer, a member of the Board or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

            (p)   "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

            (q)   "Officer" means any person designated by the Board as an officer of the Company.

            (r)   "Option" means the right to purchase Stock at a stated price for a specified period of time granted to a participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

            (s)   "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (t)    "Participant" means any eligible person who has been granted one or more Awards.

            (u)   "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

            (v)   "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

            (w)  "Performance Award" means an Award of Performance Shares or Performance Units.

            (x)   "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

            (y)   "Performance Goal" means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

            (z)   "Performance Period" means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

            (aa) "Performance Share" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

            (bb) "Performance Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

            (cc) "Predecessor Plans" mean, collectively, the Adobe Systems Incorporated 1994 Stock Option Plan and the Adobe Systems Incorporated 1999 Equity Incentive Plan.

            (dd) "Restriction Period" means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.

            (ee) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

            (ff)  "SAR" or "Stock Appreciation Right" means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

            (gg) "Section 162(m)" means Section 162(m) of the Code.

            (hh) "Securities Act" means the Securities Act of 1933, as amended.

            (ii)   "Service" means a Participant's employment or service with the Participating Company Group as an Employee or a Consultant, whichever such capacity the Participant held on the date of grant of an Award or, if later, the date on which the Participant commenced Service. Unless otherwise determined by the Board, a Participant's Service shall be deemed to have terminated if the Participant ceases to render service to the Participating Company Group in such initial capacity. However, a Participant's Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Participant's Service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

            (jj)   "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

            (kk) "Stock Award" means an Award of a Stock Bonus or a Stock Purchase Right.

            (ll)   "Stock Bonus" means Stock granted to a Participant pursuant to Section 8 of the Plan.

            (mm) "Stock Purchase Right" means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

            (nn) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            (oo) "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

            (pp) "Vesting Conditions" mean those conditions established in accordance with Section 8.5 of the Plan prior to the satisfaction of which shares subject to a Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

          2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3.    ADMINISTRATION.

          3.1    Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee,

  and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

          3.2    Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Options, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (ii) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (iii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

          3.3    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.4    Committee Complying with Section 162(m).    If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

          3.5    Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

            (a)   to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

            (b)   to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

            (c)   to determine the Fair Market Value of shares of Stock or other property;

            (d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

            (e)   to determine whether an Award of SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

            (f)    to approve one or more forms of Award Agreement;

            (g)   to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

            (h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

            (i)    to prescribe, amend or rescind rules, guidelines and policies relating to the plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

            (j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.6    Option Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefore of new Options having a lower exercise price or (b) the amendment of outstanding Options to reduce the exercise price thereof. This paragraph shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code.

          3.7    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        4.    SHARES SUBJECT TO PLAN.

          4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be seventy-three million seven hundred thirty-seven thousand three hundred ten (73,737,310), reduced at any time by the sum of (a) the number of shares subject to options or rights granted pursuant to the Predecessor Plans which remain outstanding at such time and (b) the number of shares issued prior to such time and after February 14, 2003 upon the exercise of options or rights granted pursuant to the Predecessor Plans. Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant's purchase price to effect a forfeiture of unvested shares upon termination of Service, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award (other than an SAR that may be settled in shares of Stock or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations pursuant to Section 13.2 shall not again become available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

          4.2    Adjustments for Changes in Capital Structure.    In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Limit set forth in Section 5.3(b), the Award limits set forth in Section 5.4 and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

        5.    ELIGIBILITY AND AWARD LIMITATIONS.

          5.1    Persons Eligible for Awards.    Awards may be granted only to Employees and Consultants. For purposes of the foregoing sentence, "Employees," and "Consultants" shall include prospective Employees, and prospective Consultants to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

          5.2    Participation.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

          5.3    Incentive Stock Option Limitations.

            (a)    Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

            (b)    ISO Share Limit.    Subject to adjustment as provided in Section 4.2, in no event shall more than 61,237,310 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan or the Predecessor Plans (the "ISO Share Limit").

            (c)    Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, each portion shall be separately identified.

          5.4    Award Limits.

            (a)    Aggregate Limit on Stock Awards and Performance Awards.    Subject to adjustment as provided in Section 4.2, in no event shall more than one million (1,000,000) shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Stock Awards and Performance Awards.

            (b)    Section 162(m) Award Limits.    The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a "publicly held corporation" within the meaning of Section 162(m).

                (i)  Options and SARs.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than two million (2,000,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

               (ii)  Stock Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than one hundred thousand (100,000) shares of Stock.

              (iii)  Performance Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than one hundred thousand (100,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than two million five hundred thousand dollars ($2,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

        6.     TERMS AND CONDITIONS OF OPTIONS.

        Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1    Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

          6.2    Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of eight (8) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate eight (8) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

          6.3    Payment of Exercise Price.

            (a)    Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

            (b)    Limitations on Forms of Consideration.

                (i)  Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

               (ii)  Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

          6.4    Effect of Termination of Service.    An Option shall be exercisable after a Participant's termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

          6.5    Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

        7.     TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

        SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          7.1    Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

          7.2    Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

          7.3    Exercisability and Term of SARs.

            (a)    Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

            (b)    Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of eight (8) years after the effective date of grant of such SAR.

          7.4    Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

          7.5    Deemed Exercise of SARs.    If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

          7.6    Effect of Termination of Service.    An SAR shall be exercisable after a Participant's termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

          7.7    Nontransferability of SARs.    SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant's guardian or legal representative.

        8.     TERMS AND CONDITIONS OF STOCK AWARDS.

        Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Bonus or a Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          8.1    Types of Stock Awards Authorized.    Stock Awards may be in the form of either a Stock Bonus or a Stock Purchase Right. Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

          8.2    Purchase Price.    The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Stock Award.

          8.3    Purchase Period.    A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right; provided, however, that no Stock Purchase Right granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences Service.

          8.4    Payment of Purchase Price.    Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit.

          8.5    Vesting and Restrictions on Transfer.    Shares issued pursuant to any Stock Award may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4 (the "Vesting Conditions"), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the "Restriction Period") in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 11.1, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          8.6    Voting Rights; Dividends and Distributions.    Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

          8.7    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Stock Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

          8.8    Nontransferability of Stock Award Rights.    Rights to acquire shares of Stock pursuant to a Stock Award may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant's guardian or legal representative.

        9.     TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

        Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          9.1    Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

          9.2    Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

          9.3    Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

          9.4    Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

            (a)    Performance Measures.    Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

                (i)  growth in revenue;

               (ii)  growth in the market price of the Stock;

              (iii)  operating margin;

              (iv)  gross margin;

               (v)  operating income;

              (vi)  pre-tax profit;

             (vii)  earnings before interest, taxes and depreciation;

            (viii)  net income;

              (ix)  total return on shares of Stock relative to the increase in an appropriate index as may be selected by the Committee;

               (x)  earnings per share;

              (xi)  return on stockholder equity;

             (xii)  return on net assets;

            (xiii)  expenses;

            (xiv)  return on capital;

             (xv)  economic value added;

            (xvi)  market share; and

           (xvii)  cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization.

            (b)    Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance

    Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

          9.5    Settlement of Performance Awards.

            (a)    Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

            (b)    Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a "covered employee" within the meaning of Section 162(m) (a "Covered Employee") to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award.

            (c)    Effect of Leaves of Absence.    Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on a leave of absence.

            (d)    Notice to Participants.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

            (e)    Payment in Settlement of Performance Awards.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

            (f)    Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

          9.6    Dividend Equivalents.    In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units.

          9.7    Effect of Termination of Service.    The effect of a Participant's termination of Service on the Participant's Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

          9.8    Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        10.    STANDARD FORMS OF AWARD AGREEMENT.

          10.1    Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

          10.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

        11.    CHANGE IN CONTROL.

          11.1    Definitions.

            (a)   An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

            (b)   A "Change in Control" shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 11.1(a)(iii), the entity to which the assets of the Company were transferred.

          11.2    Effect of Change in Control on Options and SARs.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror's stock. In the event the Acquiror elects not to assume or substitute for outstanding Options or SARs in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of outstanding Options and SARs shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any Option or SAR that was permissible solely by reason of this paragraph 11.2 shall be conditioned upon the consummation of the Change in Control. Any Options or SARs which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

          11.3    Effect of Change in Control on Stock Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 11.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

          11.4    Effect of Change in Control on Performance Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

        12.   COMPLIANCE WITH SECURITIES LAW.

        The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        13.    TAX WITHHOLDING.

          13.1    Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

          13.2    Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

        14.   TERMINATION OR AMENDMENT OF PLAN.

        The Committee may terminate or amend the Plan at any time. However, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

        15.   MISCELLANEOUS PROVISIONS.

          15.1    Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          15.2    Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

          15.3    Rights as Employee or Consultant.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or Consultant, or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the

  Company is the Employee's employer or that the Employee has an employment relationship with the Company.

          15.4    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

          15.5    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

          15.6    Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

          15.7    Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

Appendix B

ADOBE SYSTEMS INCORPORATED
1996 OUTSIDE DIRECTORS STOCK OPTION PLAN
(as amended through February 28, 2005)

        1.    Establishment, Purpose and Term of Plan.

          1.1    Establishment.    The Adobe Systems Incorporated Restricted Stock Option Plan was initially established effective March 27, 1987 and amended from time to time thereafter (the "Initial Plan"). The Initial Plan was amended and restated in its entirety as the Adobe Systems Incorporated 1996 Outside Directors Stock Option Plan (the "Plan") effective as of the date of its approval by the stockholders of the Company, April 5, 1995 (the "Effective Date").

          1.2    Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain highly qualified persons to serve as Outside Directors of the Company and by creating additional incentive for Outside Directors to promote the growth and profitability of the Participating Company Group.

          1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

        2.    Definitions and Construction.

          2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a)   "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

            (b)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (c)   "Committee" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

            (d)   "Company" means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

            (e)   "Consultant" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

            (f)    "Director" means a member of the Board or the board of directors of any other Participating Company.

            (g)   "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

            (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (i)    "Fair Market Value" means, as of any date, if there is then a public market for the Stock, the closing price of the Stock (or the mean of the closing bid and asked prices of the Stock if the Stock is so reported instead) as reported on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System, the Nasdaq National Market System or such other national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock is trading on Nasdaq, the Nasdaq National Market System or other national or regional securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

            (j)    "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.

            (k)   "Optionee" means a person who has been granted one or more Options.

            (l)    "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee.

            (m)  "Outside Director" means a Director of the Company who is not an officer of the Company, an Employee, or a Consultant.

            (n)   "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (o)   "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

            (p)   "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

            (q)   "Rule 16b-3" means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

            (r)   "Service" means the Optionee's service as a Director.

            (s)   "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

            (t)    "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

          2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and use of the term "or" shall not be exclusive.

        3.    Administration.

          3.1    Administration by the Board.    The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.2    Limitations on Authority of the Board.    Except as otherwise provided herein, the Board shall have no authority, discretion, or power to select the Outside Directors who will receive Options, to set the exercise price of the Options, to determine the number of shares of Stock to be subject to an Option or the time at which an Option shall be granted, to establish the duration of an Option, or to alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.

        4.    Shares Subject to Plan.

          4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three million six hundred fifty thousand (3,650,000) and shall consist of authorized but unissued shares or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company for the Optionee's purchase price to effect a forfeiture of unvested shares upon termination of Service, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

          4.2    Adjustments for Changes in Capital Structure.    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, and to any outstanding Options, and in the exercise price of any outstanding Options. For any changes in capital structure made after April 12, 2001, no adjustments shall be made in the number and class of shares subject to the "Initial Option" or "Annual Option" (as defined in Section 6.1). If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control as defined in Section 8.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

        5.    Eligibility and Type of Options.

          5.1    Persons Eligible for Options.    An Option shall be granted only to a person who, at the time of grant, is an Outside Director.

          5.2    Options Authorized.    Options shall be nonstatutory stock options; that is, options which are not treated as incentive stock options within the meaning of Section 422(b) of the Code.

        6.    Terms and Conditions of Options.    Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1    Automatic Grant of Options.    Subject to execution by an Outside Director of the appropriate Option Agreement, Options shall be granted automatically and without further action of the Board, as follows:

            (a)    Initial Option.    Prior to December 1, 2003, each person who is first elected or appointed as an Outside Director after the Effective Date shall be granted an Option to purchase sixty thousand (60,000) shares of Stock on the date of such initial election or appointment. Commencing on December 1, 2003, each person who is first elected or appointed as an Outside Director after the Effective Date shall be granted an Option to purchase fifty thousand (50,000) shares of Stock on the date of such initial election or appointment (Each, an "Initial Option"). Notwithstanding anything herein to the contrary, a Director of the Company who previously did not qualify as an Outside Director shall not receive an Initial Option in the event that such Director subsequently becomes an Outside Director.

            (b)    Annual Option.    Prior to December 1, 2003, each Outside Director (including any Director of the Company who previously did not qualify as an Outside Director but who subsequently becomes an Outside Director) shall be granted, on the day immediately following the day of each annual meeting of the stockholders of the Company (an "Annual Meeting") following which such person remains an Outside Director, an Option to purchase forty thousand (40,000) shares of stock. Commencing on December 1, 2003, each Outside Director (including any Director of the Company who previously did not qualify as an Outside Director but who subsequently becomes an Outside Director) shall be granted, on the day immediately following the day of an Annual Meeting following which such person remains an Outside Director, an Option to purchase twenty-five thousand (25,000) shares of Stock (Each, an "Annual Option"). Notwithstanding the foregoing, an Outside Director who received an Initial Option subsequent to the preceding year's Annual Meeting shall not receive an Annual Option with respect to the current year's Annual Meeting.

            (c)    Right to Decline Option.    Notwithstanding the foregoing, any person may elect not to receive an Option by delivering written notice of such election to the Board no later than the day prior to the date such Option would otherwise be granted. A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Option would be granted pursuant to Section 6.1(a) or (b), as the case may be.

          6.2    Discretion to Vary Option Size.    Notwithstanding any provision of the Plan to the contrary, the Board may, in its sole discretion, increase or decrease the number of shares of Stock that would otherwise be subject to one or more Initial Options or Annual Options to be granted pursuant to Section 6.1 if, at the time of such exercise of discretion, (a) the "disinterested administration" provisions contained in paragraph (c)(2)(i) of Rule 16b-3 are no longer applicable to any employee benefit plan maintained by a Participating Company and (b) the exercise of such discretion would not otherwise preclude any transaction in an equity security of the Company by an officer or Director of a Participating Company from being exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

          6.3    Exercise Price.    The exercise price per share of Stock subject to an Option shall be the Fair Market Value of a share of Stock on the date the Option is granted.

          6.4    Exercise Period.    Each Option shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

          6.5    Right to Exercise Options.    Except as otherwise provided in the Plan or in the Option Agreement and provided that the Optionee's Service has been continuous from the date of Option grant until the relevant date set forth below, each Option, whether an Initial Option or an Annual Option, shall become vested and exercisable cumulatively for shares of Stock subject to the Option (the "Option Shares") as follows:

            (a)   25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the first Annual Meeting following the date of Option grant.

            (b)   25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the second Annual Meeting following the date of Option grant.

            (c)   50% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the third Annual Meeting following the date of Option grant.

          6.6    Payment of Exercise Price.

            (a)    Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), or (iv) by any combination thereof.

            (b)    Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

            (c)    Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

          6.7    Tax Withholding.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon exercise thereof. The Company shall have no obligation to deliver shares of Stock until the Participating Company Group's tax withholding obligations have been satisfied.

        7.    Standard Form of Option Agreement.

          7.1    Initial Option.    Unless otherwise provided for by the Board at the time an Initial Option is granted, each Initial Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement for Outside Directors (Initial Option) adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2    Annual Option.    Unless otherwise provided for by the Board at the time an Annual Option is granted, each Annual Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement for Outside Directors (Annual Option) adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.3    Authority to Vary Terms.    Subject to the limitations set forth in Section 3.2, the Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee upon the exercise of an Option in the event such Optionee's Service is terminated for any reason.

        8.    Transfer of Control.

          8.1    Definition.    A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

            (a)   the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

            (b)   a merger or consolidation in which the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly at least a majority of the beneficial interest in the voting stock of the Company;

            (c)   the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more corporations where the stockholders of the Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporations to which the assets were transferred); or

            (d)   a liquidation or dissolution of the Company.

          8.2    Effect of Transfer of Control on Options.    In the event of a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Transfer of Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Transfer of Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

        9.    Beneficiary Designation.    Subject to local laws and procedures, each Outside Director may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Outside Director is entitled in the event of such Outside Director's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Outside Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Outside Director in writing with the Company during the Outside Director's lifetime. If a married Outside Director designates a beneficiary other than the Outside Director's spouse, the effectiveness of such designation may be subject to the consent of the Outside Director's spouse. If an Outside Director dies without an effective designation of a beneficiary who is living at the time of the Outside Director's death, the Company will pay any remaining unpaid benefits to the Outside Director's legal representative.

        10.    Nontransferability of Options.    During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

        11.    Termination or Amendment of Plan.    The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), and (b) no expansion in the class of persons eligible to receive Options. Furthermore, to the extent required by Rule 16b-3, provisions of the Plan addressing eligibility to participate in the Plan and the amount, price and timing of Options shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules hereunder. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law or government regulation.

        12.    Continuation of Initial Plan as to Outstanding Options.    Any other provision of the Plan to the contrary notwithstanding, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.

C/O COMPUTERSHARE INVESTOR SERVICES LLC TWO NORTH LASALLE STREET 3RD FLOOR CHICAGO, IL 60602	NOW YOU CAN VOTE SHARES BY TELEPHONE OR INTERNET!
QUICK * EASY * IMMEDIATE * AVAILABLE
24 HOURS A DAY * 7 DAYS A WEEK

The Company encourages you to take advantage of the new and convenient ways to vote the shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement, then follow these easy steps:

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Adobe Systems Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ADOBE1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADOBE SYSTEMS INCORPORATED

Vote On Directors
1.	Election of the four (4) Class II directors proposed in the accompanying Proxy Statement to serve for a two-year term. (The Board recommends a vote for all nominees)				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.
	01)	Carol Mills	03)	Robert Sedgewick
	02)	Colleen M. Pouliot	04)	John E. Warnock	( )	( )	( )

Vote On Proposals
		For	Against	Abstain
2.	Approval of an amendment to the 2003 Equity Incentive Plan increasing the share reserve by 8,000,000 shares. (The Board recommends a vote for this proposal)	( )	( )	( )
3.	Approval of an amendment to the 1996 Outside Directors' Stock Option Plan increasing the share reserve by 400,000 shares. (The Board recommends a vote for this proposal)	( )	( )	( )
4.	Stockholder proposal. (The Board recommends a vote against this proposal)	( )	( )	( )
5.	Stockholder proposal. (The Board recommends a vote against this proposal)	( )	( )	( )
6.	Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 2, 2005. (The Board recommends a vote for this proposal)	( )	( )	( )
7.	Transacting of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Sign exactly as your name(s) appears on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.
For comments, please check this box and write them on the back where indicated				( )
		Yes	No
Please indicate if you plan to attend this meeting		( )	( )

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

ADOBE SYSTEMS INCORPORATED
Proxy for Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

        The undersigned hereby appoints John E. Warnock and Bruce R. Chizen, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Systems Incorporated (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters, 321 Park Avenue, East Tower, San Jose, California 95110-2704 on Thursday, April 28, 2005 at 3:00 p.m., local time, and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

        The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2, 3 and 6, and AGAINST proposals 4 and 5. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)

 IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
(Continued and to be signed on reverse side)

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF INCREASE IN THE SHARE RESERVE UNDER THE 2003 EQUITY INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF INCREASE IN THE SHARE RESERVE UNDER THE 1996 OUTSIDE DIRECTORS' STOCK OPTION PLAN
PROPOSAL 4 STOCKHOLDER PROPOSAL
PROPOSAL 5 STOCKHOLDER PROPOSAL
PROPOSAL 6 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
ANNUAL REPORT
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
  Appendix A
  Appendix B
PROXY CARD